Exhibit 10.1

EXECUTION VERSION

ACTIVE 254010616
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
March 6, 2020
among
UGI ENERGY SERVICES, LLC,
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent
JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

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(Continued)
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(Continued)
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(Continued)
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SECTION 9.19.	Intercreditor Agreement	104
SECTION 9.20.	Appointment for Perfection	104
SECTION 9.21.	MIRE Events	105

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(Continued)
SCHEDULES:

Schedule 2.01A	– Commitments

Schedule 2.01B	– Letter of Credit Commitments

Schedule 3.01	– Subsidiaries

Schedule 5.09	– Certain Mortgaged Properties

Schedule 6.01	– Existing Indebtedness

Schedule 6.02	– Existing Liens

Schedule 6.06	– Existing Affiliate Transactions

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption

Exhibit B	– Subordination Terms

Exhibit C	– Forms of Tax Certificates

Exhibit D	– Form of Increasing Lender Supplement

Exhibit E	– Form of Augmenting Lender Supplement

Exhibit F	– Form of Subsidiary Guaranty

Exhibit G	– List of Closing Documents

Exhibit H	– Form of Borrowing Request

Exhibit I	– Form of Interest Election Request

Exhibit J	– Form of Security Agreement

Exhibit K	– Form of Perfection Certificate

Exhibit L	– Form of Perfection Certificate Supplement

Exhibit N	– Form of Deed of Trust

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 6, 2020 among UGI ENERGY SERVICES, LLC, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent.
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are currently party to that certain Second Amended and Restated Credit Agreement, dated as of February 29, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower;
WHEREAS, it is the intent of the parties hereto that this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement shall amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof; and
WHEREAS, it is also the intent of the Borrower and the Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement, and including the Existing Credit Agreement, the “Existing Loan Documents”) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in any such Existing Loan Documents shall be deemed to refer to this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“A/R Purchase Programs” has the meaning assigned to such term in the definition of the term “Permitted Encumbrances”.
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acknowledgment of Grantors” has the meaning assigned to such term in the Intercreditor Agreement.

“Acquisition Period” means any period, to the extent elected by the Borrower with prior written notice to the Administrative Agent, commencing on the date that any Material Acquisition is consummated through and including the last day of the second full fiscal quarter following the date on which such Material Acquisition is consummated; provided that (i) no Acquisition Period shall commence at any time a Default or Event of Default shall have occurred and be continuing and (ii) there shall be at least two full fiscal quarters between any two Acquisition Periods; provided further that for up to three times during the term of this Agreement, only one full fiscal quarter between any two Acquisition Periods shall be required.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Restatement Effective Date, the Aggregate Commitment is $260,000,000.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s

Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of such determination.
“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio applicable on such date:

Pricing Level	Total Leverage Ratio	Eurodollar Spread	ABR Spread	Commitment Fee Rate
I	< 2.00 to 1.00	1.75%	0.75%	0.30%
II	> 2.00 to 1.00 but < 2.50 to 1.00	2.00%	1.00%	0.35%
III	> 2.50 to 1.00 but < 3.00 to 1.00	2.25%	1.25%	0.40%
IV	> 3.00 to 1.00 but < 3.75 to 1.00	2.50%	1.50%	0.45%
V	> 3.75 to 1.00	2.75%	1.75%	0.50%

For purposes of the foregoing:
(i)     if at any time the Borrower fails to deliver the quarterly or annual financial statements or certificates on or before the date such statements or certificates are due pursuant to Section 5.01(a), (b) and (c) (as applicable), Pricing Level V shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after such statements or certificates are actually delivered, after which the Pricing Level shall be determined in accordance with the table above as applicable;
(ii)     except as otherwise provided in clause (iii) below, adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii)     notwithstanding the foregoing, the Pricing Level on the Restatement Effective Date shall be determined based on the applicable financial statements for the Borrower’s fiscal quarter ending immediately prior to the Restatement Effective Date, and, subject to the provisions of clause (i) above, such Pricing Level shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable financial statements for the Borrower’s first fiscal quarter ending after the Restatement Effective Date and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.
Notwithstanding anything herein to the contrary, if at any time prior to the payment in full of the Obligations, any financial statement or certificate delivered pursuant to Section 5.01(a), (b) or (c) is shown to be inaccurate (for any reason, including because of a restatement of earnings by the Borrower), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate (the “Correct Applicable Rate”) for any period that such financial statement or certificate, as applicable, covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or certificate, as the case may be, for such period, (ii) the Applicable Rate shall be automatically reset to the Correct Applicable Rate for such period, and (iii) the Borrower shall promptly (and in any event within five (5) Business Days) pay to the Administrative Agent, for the account of each of the Lenders, the accrued additional interest and fees owing as a result of such higher Correct Applicable Rate for such period; it being understood that any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s other rights under this Agreement.
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark

Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)     a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means UGI Energy Services, LLC, a Pennsylvania limited liability company.
“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit H or any other form approved by the Administrative Agent.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Borrower shall constitute a Capital Lease Obligation.
“Change in Control” means (a) any Person or two or more Persons acting in concert (other than UGI Corporation or its direct or indirect wholly-owned Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Borrower (or other securities convertible into such Equity Interests) representing 30% or more of the combined voting power of all Equity Interests of the Borrower; or (b) during any period of up to 12 consecutive months, commencing after the Restatement Effective Date, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (x) who were members of that board on the first day of such period, (y) whose election or nomination to that board was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or (z) whose election or nomination to that board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board; or (c) the Borrower shall cease for any reason to be directly or indirectly wholly-owned by UGI Corporation.
“Change in Law” means the occurrence, after the Restatement Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all “Collateral” or “Mortgaged Property” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document; provided that at no time shall this definition or any of the foregoing include any Excluded Property.
“Collateral Agent” means JPMorgan Chase Bank, N.A. , in its capacity as collateral agent for the Secured Parties under the Collateral Documents.
“Collateral Documents” means, collectively, the Security Agreement, any Security Agreement Supplements, any Intellectual Property Security Agreements and the Mortgages delivered to the Collateral Agent on the First Amendment Effective Date or pursuant to Section 5.09 or 5.11, in each case, together with any reaffirmations thereof.
“Columbia Acquisition” means the acquisition, indirectly, by the Borrower of all of the issued and outstanding Equity Interests of Columbia Midstream Group, LLC, a Delaware limited liability company (“Target”) pursuant to the Columbia Acquisition Agreement, which acquisition will be effected through the sale by the Columbia Seller of all of the outstanding equity interests of the Target to the Borrower.
“Columbia Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of July 2, 2019, by and among Columbia Midstream & Minerals Group, LLC, a Delaware limited liability company (“Columbia Seller”), the Borrower, and solely for the purposes set forth therein, each of UGI Corporation and TransCanada PipeLine USA Ltd., a Nevada corporation, as amended from time to time in accordance with the terms of this Agreement.
“Columbia Seller” has the meaning assigned to such term in the definition of “Columbia Acquisition Agreement”.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (as modified by Section 1.04).
“Consolidated EBITDA” means Consolidated Net Income plus, (a) to the extent deducted from revenues in determining Consolidated Net Income, and, without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) net after-tax extraordinary, unusual or non-recurring expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation, (vii) transaction costs and expenses incurred in connection with the consummation of this Agreement, the Columbia Acquisition, acquisitions,

Dispositions, investments, issuances of equity, issuance, repayment, refinancing, amendment or modification of any Indebtedness, in each case, whether or not successful, (viii) net after-tax losses attributable to Dispositions, and (ix) net after-tax losses attributable to the early extinguishment of Indebtedness, minus, (b) to the extent included in Consolidated Net Income, (i) interest income, (ii) income tax credits and refunds (to the extent not netted from tax expense), (iii) any cash payments made during such period in respect of items described in clauses (a)(v), (vii), (viii) or (ix) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (iv) net after-tax gains attributable to Dispositions, (v) net after-tax gains attributable to the early extinguishment of Indebtedness, and (vi) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis (as modified by Section 1.04). For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) any unrealized gains or losses on commodity derivative instruments and realized gains or losses on commodity derivative instruments not associated with transactions occurring in the Reference Period which are included in Consolidated Net Income (other than any realized gains or losses on commodity derivative instruments which are settled and associated with transactions occurring in such Reference Period) shall be excluded, (ii) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (iii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP (as modified by Section 1.04)) of the Borrower and its Subsidiaries calculated on a consolidated basis (as modified by Section 1.04) for such period with respect to (a) all outstanding Indebtedness of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP (as modified by Section 1.04) (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the interest component of all Attributable Receivable Indebtedness of the Borrower and its Subsidiaries. In the event that the Borrower or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) attributable to the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (as modified by Section 1.04) (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any wholly-owned Subsidiary of the Borrower.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (as modified by Section 1.04) as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP (as modified by Section 1.04), (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers’ acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Borrower or any of its Subsidiaries; provided that Consolidated Total Indebtedness shall be calculated exclusive of contingent Indebtedness attributable to letters of credit, bankers’ acceptances and surety bonds at such time in an aggregate amount up to $50,000,000. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, the Issuing Banks or any other Lender.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect Parent that has, become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Documentation Agent” means Wells Fargo Bank, National Association, in its capacity as documentation agent for the credit facility evidenced by this Agreement.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“Early Opt-in Election” means the occurrence of:

(1)     (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)     (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of a failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Property” means (exclusive of any proceeds of the following to the extent such proceeds do not otherwise constitute Excluded Property) (a) (i) all owned real property other than Material Real Property, (ii) all leasehold interests in real property other than to the extent the leasehold interest is part of a pipeline system constituting a Material Real Property and (iii) the real property owned by UGI Texas Creek, LLC as of the First Amendment Effective Date (including the Texas Creek gathering system); (b) (i) motor vehicles and other assets subject to certificates of title and (ii) letter of credit rights in an amount less than $50,000,000 (except, in the case of each of clauses (i) and (ii), to the extent perfection can be achieved by filing a UCC-1 financing statement), (c) commercial tort claims in an amount less than $25,000,000; (d) pledges and security interests prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable laws) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (e) all (A) Equity Interests in each non-wholly-owned entity to the extent such pledge is prohibited by the organizational documents of such entity (except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC or other applicable laws) and (B) voting Equity Interests in each Foreign Subsidiary or FSHCO in excess of 65% of the total combined voting power of the Equity Interests of such Subsidiary directly owned by Loan Parties; (f) rights arising under any contract, instrument, lease, license or other agreement, or any property subject to a purchase money security interest, Capital Lease Obligation or other arrangement, to the extent that a grant of a security interest therein would violate or invalidate such contract, instrument, lease, license or agreement, or any documents governing such purchase money security interest, Capital Lease Obligation or other arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower and its Subsidiaries), in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable laws; (g) those assets as to which the cost of obtaining a security interest therein or perfection thereof would be excessive in relation to the value afforded to the Lenders thereby, as reasonably agreed by the Borrower and the Administrative Agent; (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti assignment provisions of the UCC or other applicable laws; (i) “intent-to-use” trademark applications to the extent that, and solely during the period in which, a grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; (j) any property acquired after the First Amendment Effective Date that is subject to a pre-existing security interest permitted hereunder (provided that such security interest was not incurred in anticipation of the acquisition of such property) for so long as the contract or other agreement governing such security interest prohibits the creation of any other security interest on such property, except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the UCC or other applicable laws; (k) property to the extent the granting of a security interest in such property could reasonably be expected to result in material adverse tax consequences to the Borrower and its Subsidiaries taken as a whole, as reasonably determined in good faith by the Borrower and subject to the reasonable consent of the Administrative Agent; (l) tax, payroll, healthcare, employee wage or benefit, fiduciary, escrow, defeasance, redemption and trust accounts and all accounts that are swept to a zero balance on a daily basis; (m) Margin Stock; (n) Equity Interests of any captive insurance companies; and (o) accounts receivable, “Related

Security” and “Collections” (each as defined in the Permitted Receivables Facility Documents) (but not the proceeds thereof).
“Excluded Subsidiary” means Energy Services Funding Corporation, a Delaware corporation.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Permitted Receivables Facility Documents” has the meaning assigned to such term in the definition of the term “Permitted Receivables Facility Documents”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“FERC” means the Federal Energy Regulatory Commission.
“Financial Officer” means the president, chief financial officer, principal accounting officer, treasurer, controller or vice president – financial strategy of the Borrower or the director, treasury of UGI Corporation.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
“First Amendment Effective Date” means August 13, 2019.
“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case, as now or hereafter in effect or any successor statute thereto, and in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means a Domestic Subsidiary substantially all of the assets of which constitute Equity Interests of Foreign Subsidiaries.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, but shall include performance guaranties and guaranties with respect to surety bonds and similar bonding obligations incurred in the ordinary course of business and guaranties of Swap Agreements incurred in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous or deleterious properties.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“IBA” has the meaning assigned to such term in Section 1.06.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind (other than advances in the form of customary deposits in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Attributable Receivables Indebtedness of such Person and (l) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include performance guarantees of obligations not constituting Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Information Memorandum” means the Confidential Information Memorandum dated January 2016 relating to the Borrower and the Transactions.
“Intellectual Property” means any and all intellectual property and proprietary rights, including any and all (i) patents and patent applications (including all reissues, divisionals, continuations, continuations-in-part, extensions and reexaminations thereof), (ii) trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names (whether or not registered), including all registrations and applications for registration of the foregoing and all goodwill associated therewith, (iii) copyrights (whether or not registered) and registrations and applications for registration thereof and (iv) trade secrets and know-how.
“Intellectual Property Security Agreements” has the meaning assigned to such term in the Security Agreement.
“Intercreditor Agreement” means a First Lien/First Lien Intercreditor Agreement dated as of the First Amendment Effective Date, or other form reasonably satisfactory to the Borrower and the Administrative Agent, by and among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and each other authorized representative and agent from time to time party thereto. For the avoidance of doubt, this Agreement shall be deemed, and the Borrower hereby designates this Agreement, to be the “Initial Revolving Credit Agreement” under (and as defined in) the Intercreditor Agreement.
“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.11(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest

Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means each of (i) JPMorgan Chase Bank, N.A., (ii) PNC Bank, National Association, (iii) Wells Fargo Bank, National Association and (iv) any other Lender designated pursuant to Section 2.06(l), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Borrower, the Administrative Agent and the Issuing Banks (provided that any increase in the Letter of Credit Commitment with respect to any Issuing Bank, or any decrease in the Letter of Credit Commitment to an amount not less than any Issuing Bank’s

Letter of Credit Commitment as of the Restatement Effective Date, shall only require the consent of the Borrower and such Issuing Bank.
“Leverage Ratio” has the meaning assigned to such term in Section 6.11(a).
“LIBO Rate” means, with respect to any Eurodollar Borrowing and for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Subsidiary Guaranty, the Collateral Documents, the Intercreditor Agreement, any fee letter agreements executed by or on behalf of any Loan Party in connection with this Agreement, each Borrowing Request delivered pursuant to Section 2.03, each notice of continuation or conversion delivered pursuant to Section 2.08 and each certificate delivered pursuant to Section 5.01(c), and all amendments, supplements and modifications of each of the foregoing. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in a single transaction or series of related transactions) of property (a) for purposes of the definition of “Acquisition Period”, in which the value of the assets acquired is greater than or equal to $250,000,000, and (b) for all other purposes in this Agreement, that (i) constitutes (x) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (y) all or substantially all of the common stock or other Equity Interests of a Person, and (ii) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $30,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any and all other Loan Documents, (c) the ability of the Borrower or any Subsidiary Guarantor to perform its obligations hereunder or under any other Loan Documents or (d) the rights or remedies of the Administrative Agent and the Lenders hereunder or under any other Loan Document.
“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $30,000,000.
“Material Domestic Subsidiary” means each Receivables Seller and each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10.0%) of the Borrower’s Consolidated EBITDA for such period or (ii) which contributed greater than ten percent (10.0%) of the Borrower’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of the EBITDA or consolidated total assets of all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds fifteen percent (15.0%) of the Borrower’s Consolidated EBITDA for any such period or fifteen percent (15.0%) of the Borrower’s Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Real Property” means each pipeline system (including any fee-owned or leasehold interest that is a part thereof) and each fee-owned real property of the Loan Parties, in each case with a book value in excess of $75,000,000 (i) as of the Restatement Effective Date (with respect to each such real property owned on the Restatement Effective Date) or (ii) as of the date of acquisition of such real property (with respect to any such real property acquired after the Restatement Effective Date), including each real property listed on Schedule 5.09.
“Maturity Date” means March 6, 2025.
“MIRE Event” shall mean if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Aggregate Commitments or Loans (including any increase of Aggregate Commitments under Section 2.20 of this Agreement, but excluding (i) any continuation or conversion of Revolving Borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of any Letter of Credit).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Policy” has the meaning assigned to such term in Section 5.09.

“Mortgaged Property” means each Material Real Property that is required to be subject to a Mortgage pursuant to Section 5.09 or 5.11.
“Mortgages” means, collectively, the mortgages, deeds of trust, trust deeds, and deeds to secure debt, as applicable, that are required to be executed and delivered pursuant to Sections 5.09 and 5.11 in each case substantially in the form of Exhibit N attached hereto or any other form reasonably approved by the Administrative Agent and the Borrower, in each case creating and evidencing a Lien on a Mortgaged Property, with such terms and provisions as may be required by the applicable laws of the relevant jurisdiction.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Restatement Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit K hereto, as the same shall be supplemented from time to time.
“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit L.
“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower and the Subsidiaries or a business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available (or, if earlier, were required to be delivered pursuant to Section 5.01), as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent and (e) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation in accordance with Section 6.03(a).

“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, lessor’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g)    other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements, in each case entered into in the ordinary course of business;
(h)    Liens securing reimbursement obligations under commercial letters of credit, in each case entered into in the ordinary course of business, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related commercial letter of credit;
(i)    Liens arising by virtue of any statutory or common law or customary contractual provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution, in each case entered into in the ordinary course of business;
(j)    customary protective Liens granted in the ordinary course of business by the Borrower or any Subsidiary to the extent required pursuant to applicable law or contract for the management or storage of inventory associated with storage capacity in relation to utilities or any entity subject to FERC regulations;
(k)    customary Liens granted in the ordinary course of business to utilities or any entity subject to FERC regulations in relation to receivables purchase programs (“A/R Purchase Programs”);
(l)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries; and

(m)    any interest or title of a licensor, licensee, sublicensor, lessor, lessee, sublessor, or sublessee with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940 and (ii) are rated AAA by S&P and Aaa by Moody’s; and
(f)    short-term, highly liquid investments that are readily convertible into cash, whose original maturity is three (3) months or less and which qualifies for classification as cash equivalents on the balance sheet or cash flow statement in accordance with GAAP.
“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to the Borrower and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to the Permitted Receivables Facility.
“Permitted Receivables Facility Documents” means (a) each of the documents and agreements relating to the receivables facility for the Excluded Subsidiary, and all amendments thereto, in effect as of the Restatement Effective Date (the “Existing Permitted Receivables Facility Documents”), as any of the Existing Permitted Receivables Facility Documents may be further amended, restated, supplemented, extended or otherwise modified from time to time so long as any such further amendments, restatements, supplements, extensions or modifications (i) do not impose any conditions or requirements the result of which would cause the Excluded Subsidiary to fail to satisfy the requirements of clause (y) of the definition of “Receivables Entity” (it being understood that the Excluded Subsidiary satisfies clause (y) of the definition of “Receivables Entity” as of the Restatement Effective Date) and (ii) do not eliminate or materially modify any right of the Excluded Subsidiary to voluntarily terminate the Permitted Receivables Facility evidenced thereby; and (b) each of the documents and agreements entered into in connection with any other Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements under this clause (b) shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements described in this clause (b) may be amended, modified, supplemented, refinanced or replaced from time to time so long as any such amendments, modifications, supplements, refinancings or replacements (i) do not impose any conditions or requirements the result of which would cause the Excluded Subsidiary or other Receivables Entity to fail to satisfy the requirements of clause (y) of the definition of “Receivables Entity”, (ii) do not impose any conditions or requirements on the Borrower or any of its Subsidiaries (other than the applicable Receivables Entity) that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement, (iii) could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due (for the avoidance of doubt, the sale of Receivables and Permitted Receivables Related Assets shall not in and of itself be deemed in violation of this subclause (iii)), (iv) do not eliminate or materially modify any right of the Borrower or the applicable Receivables Entity to voluntarily terminate the Permitted Receivables Facility evidenced thereby; and (v) are not material and adverse in any way to the interests of the Lenders; provided, that with respect to any such documents and agreements described in this clause (b), (x) any extension of maturity, (y) any change in commitments (subject to the limitations set forth in Section 6.01(c)) or (z) any modification of the advance rates thereunder shall be deemed not to be in violation of subclauses (i) through (v) above.
“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing; provided, that the other assets included within the defined term “Pool Assets” as defined in the Existing Permitted Receivables Facility Documents as of the Restatement Effective Date are deemed to be “ Permitted Receivables Related Assets”.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from time to time from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).
“Receivables Entity” means (x) the Excluded Subsidiary and (y) each other wholly-owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings), (b) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Sellers” means the Borrower and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the President, a Financial Officer, other executive officer or senior or executive vice president of the Borrower.
“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Parties” means, collectively, (i) the Administrative Agent, the Collateral Agent, the Lenders, any of their respective Affiliates under any Swap Agreement or any Banking Services Agreement, and each sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII with matters relating to any Collateral Document, (ii) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (iii) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Security Agreement” means the Security Agreement substantially in the form of Exhibit J attached hereto, dated as of the First Amendment Effective Date, among the Borrower, the Subsidiary Guarantors from time to time party thereto and the Collateral Agent.
“Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Solvent” means, with respect to the Borrower and its Subsidiaries, (i) the fair value of the assets of the Borrower and its Subsidiaries taken as a whole as a going concern, at a fair valuation, exceed and will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries taken as a whole as a going concern will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries do not and will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is presently conducted and is proposed to be conducted in the future.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction; provided, that the representations, warranties, covenants and indemnities set forth in the Existing Permitted Receivables Facility Documents are deemed to be “Standard Securitization Undertakings”.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Guarantor” means each of the Subsidiaries of the Borrower party to the Subsidiary Guaranty as of the Restatement Effective Date and each Material Domestic Subsidiary other than a Receivables Entity. The Subsidiary Guarantors on the Restatement Effective Date are identified as such in Schedule 3.01 hereto.
“Subsidiary Guaranty” means that certain Third Amended and Restated Guaranty dated as of the Restatement Effective Date in the form of Exhibit F (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Syndication Agent” means PNC Bank, National Association, in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Agreement” means that certain Credit Agreement, dated as of August 13, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, among the Borrower, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as the administrative agent and collateral agent, and the other parties thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection of the Liens created under the Collateral Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time)

promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Administrative Agent and the Loan Parties.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations.
(a)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything to the contrary contained in Section 1.04(a), only those leases (assuming for purposes hereof that such leases were in existence on the Restatement Effective Date) that would constitute capital leases in conformity with GAAP prior to the effectiveness of Accounting Standard Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect (and related interpretations) shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any accumulated other comprehensive income or loss, (y) any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein or (z) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    All pro forma computations required to be made hereunder giving effect to any acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act of 1933. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
SECTION 1.05.    Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be reasonably necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06.    Amendment and Restatement of Existing Credit Agreement.
(a)    No Novation of Existing Credit Agreement. It is the intent of the parties hereto that, from and after the Restatement Effective Date, this Agreement (i) shall re-evidence the Borrower’s obligations and indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations and indebtedness of the Borrower under the Existing Credit Agreement, (iii) is in no way intended to constitute a novation of any of the Borrower’s obligations and indebtedness which were evidenced by the Existing Credit Agreement or any of the other Loan Documents (including any fee letters or Notes delivered in connection therewith); and (iv) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Restatement Effective Date (and the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans and such reallocation described in this Section 1.06 and in Section 2.01, in each case on the terms and in the manner set forth in Section 2.16 hereof). All Revolving Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Revolving Loans and Obligations under (and shall be governed by the terms of) this Agreement.
(b)    References to This Agreement In Loan Documents. All references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby (and any section references in such Loan Documents to the Existing Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed).
SECTION 1.07.    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
THE CREDITS
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that it is understood and agreed that, (x) prior to the Restatement Effective Date, certain revolving loans were previously made to the Borrower under the Existing Credit Agreement which remain outstanding as of the Restatement Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”), (y) subject to the terms and conditions set forth in this Agreement, Borrower and each of the Lenders agree that on the Restatement Effective Date but subject to the satisfaction of the reallocation and other transactions described in Section 1.06, the Existing Loans shall be reevidenced as Revolving Loans under this Agreement, the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement, and (z) subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to the reallocation and other transactions described in Section 1.06 and (other than any Lender holding Existing Loans in an amount not less than its Commitment under this Agreement, which Existing Loans shall constitute Revolving Loans hereunder) agrees to purchase, on the Restatement Effective Date, from any Lender under the Existing Credit Agreement such Existing Loans (which, following such purchase, shall be Revolving Loans hereunder) and to make additional Revolving Loans to Borrower as is necessary to cause each such Lender’s outstanding Revolving Loans hereunder to reflect such Lender’s Applicable Percentage of the aggregate Revolving Loans on the Restatement Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.    Loans and Borrowings.
(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to, with no greater benefit to, such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Intentionally Omitted.
SECTION 2.05.    Intentionally Omitted.
SECTION 2.06.    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of any Issuing Bank applicable to letters of credit generally.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower shall enter into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the amount of the LC Exposure shall not exceed $50,000,000, (ii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed such Issuing Bank’s Letter of Credit Commitment, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iv) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date the applicable Issuing Bank made such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of Issuing Bank.
(i)    Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, an Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, within one (1) Business Day after receipt by the Borrower of notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the applicable Issuing Bank (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest with respect to LC Disbursements and the Borrower hereby grants to the Administrative Agent, for itself and on behalf of the Lenders and such Issuing Bank, a first-priority lien and security interest in such account and the balances from time to time therein; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or 7.01(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within one (1) Business Day after all Events of Default have been cured or waived and the lien and security interest of the Administrative Agent therein shall be deemed released upon such return.

(k)    Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)    Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent, designate additional Lenders that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Banks. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon approval of the Administrative Agent and the other Issuing Banks (which approval shall not be unreasonably withheld or delayed) and shall thereafter be an Issuing Bank hereunder for all purposes, with a Letter of Credit Commitment as agreed between such Issuing Bank and the Borrower and set forth on the counterpart signature page to this Agreement executed by such Issuing Bank.
SECTION 2.07.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, (or, in the case of ABR Revolving Loans in respect of which notice of such Borrowing shall have been received after 10:00 a.m., New York City Time, on the date of such requested Borrowing, 3:00 p.m.) New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in the aforesaid account of the Administrative Agent on account of the Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08.    Interest Elections.
(a)    Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11.    Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16. If at any time the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the Aggregate Commitment, the Borrower shall immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the Aggregate Commitment.
SECTION 2.12.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum equal to the applicable Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.175% per annum on the average daily amount of the LC Exposure

(excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing clauses (a) and (b), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% per annum plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% per annum plus the rate applicable to such fee or other obligation as provided hereunder.
(d)    Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d) and (e) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such

Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.15.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this

Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 2.17.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of a Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    During the continuance of an Event of Default, at the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be deducted from any deposit account of the Borrower maintained with the Administrative Agent; provided, that in the case of reimbursement for fees and expenses, the Administrative Agent shall have previously provided the Borrower with an invoice setting forth any such amounts as provided for under Section 9.03. The Borrower hereby irrevocably authorizes, during the continuance of an Event of Default, the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative

Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or such Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20.    Expansion Option. The Borrower may from time to time elect to increase the Commitments in minimum increments of $10,000,000 (or, if less than $10,000,000, equal to the total remaining amount available for such increase) so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $65,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”; it being understood that no Lender shall be obligated to agree to an increase in its Commitment), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and, to the extent such consent would be required with regard to an assignment to such Person pursuant to Section 9.04, the Administrative Agent and the Issuing Banks and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit D hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit E hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments to this Section 2.20. Increases and new Commitments created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this Section 2.20 unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.11 and (ii) the Administrative Agent shall have received opinion letters consistent with those delivered on the Restatement Effective Date as to the limited liability company power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.
SECTION 2.21.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.05 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)    if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment and (y) no Default or Event of Default has occurred and is continuing;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all commitment fees that would otherwise have been payable to such Defaulting Lender (solely with respect to that portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is cash collateralized and/or reallocated;
(e)    so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein);
(f)    upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion and in lieu of distributing such amounts to such Defaulting Lender, apply amounts which would otherwise be payable to a Defaulting Lender to satisfy in full or in part the Obligations owing to the Administrative Agent, the Issuing Banks and the non-Defaulting Lenders in accordance with the other provisions of this Agreement with the balance, if any, being applied to satisfy in full or in part to the Obligations owing to such Defaulting Lender;
(g)    neither the provisions of this Section 2.21, nor the provisions of any other Section of this Agreement relating to a Defaulting Lender, are intended by the parties hereto to constitute liquidated damages and, subject to the limitations contained in Section 9.03 regarding special, indirect, consequential and punitive damages, each of the Administrative Agent, each Issuing Bank, each non-Defaulting Lender and each Loan Party hereby reserves its respective rights to proceed against any Defaulting Lender for any damages incurred as a result of it becoming a Defaulting Lender hereunder; and
(h)    for the avoidance of doubt, the Borrower shall not be liable to any Defaulting Lender as a result of any action taken by the Administrative Agent in accordance with the terms of this Section 2.21.
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii)  the applicable Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage and any amounts required to be on deposit pursuant to Section 2.21(c) shall be immediately remitted to the Borrower or as otherwise required pursuant to applicable law, rule or order.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers; Subsidiaries. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. As of the Restatement Effective Date, Schedule 3.01 hereto identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. As of the Restatement Effective Date, all of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Borrower or another Subsidiary that are Collateral are owned, beneficially and of record, by the Borrower or any Subsidiary free and clear of all Liens (except for Liens permitted by Sections 6.02(a), (h) and (i)). As of the Restatement Effective Date, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (y) the need for filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Secured Parties.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens securing the Obligations and the “Obligations” under (and as defined in) the Term Loan Agreement.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended September 30, 2019, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(a)    Since September 30, 2019, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.
SECTION 3.05.    Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(a)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all Intellectual Property used or held for use in or necessary for the conduct of their respective business, and to the knowledge of the Borrower, neither the use thereof by the Borrower and its Subsidiaries, nor the conduct of the Borrower’s or any of its Subsidiaries’ respective business, infringe upon, misappropriate or violate the rights of any other Person, except for any such infringements, misappropriations or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
(a)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.
(b)    There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to their knowledge, threatened that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All material payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any of its Subsidiaries is bound.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.    Investment Company Status. Neither the Borrower nor any Subsidiary Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event, or similar event with respect to a Foreign Plan, has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events or similar events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, the foregoing is hereby qualified to the extent of any projections or other “forward looking statements”, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “projects”, “estimates”, or similar expressions; and provided, further, that any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also future looking statements; it being expressly understood and agreed that (i) forward looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning the Borrower and its Subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things, and (ii) such forward looking statements are not guarantees of future performance. As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.
SECTION 3.12.    Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.
SECTION 3.13.    Liens. There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Liens permitted by Section 6.02.
SECTION 3.14.    No Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.15.    No Burdensome Restrictions. The Borrower is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.
SECTION 3.16.    Solvency.
(a)     Immediately after giving effect to any Borrowing, the Borrower and its Subsidiaries, taken as a whole, are and will be Solvent as of the date of such Borrowing.
(b)    The Borrower does not intend to, nor does it intend to permit any of its Subsidiaries to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
SECTION 3.17.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.18.    Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
SECTION 3.19.    Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
SECTION 3.20.    Collateral Documents. (%3) Subject to Sections 5.09 and 5.11 and the other limitations, exceptions and filing requirements otherwise set forth in this Agreement and the other Loan Documents, the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent required thereby, subject to Liens permitted under the Loan Documents.
(a)    Subject to Sections 5.09 and 5.11, upon recording thereof in the appropriate recording office, each Mortgage shall be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder, subject only to Liens permitted under the Loan Documents, and when the Mortgages are filed in the offices specified on Schedule 5(a) to the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.09 and 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.09 and 5.11), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties, in each case prior in right to any other Person, other than Liens permitted under the Loan Documents.
SECTION 3.21.    Material Property. As of the Restatement Effective Date, Schedule 5.09 sets forth all the real property of the Loan Parties described in clause (i) of the definition of “Material Real Property” as of such date.
SECTION 3.22.    Patriot Act. The Borrower is in compliance in all material respects with applicable provisions of the Patriot Act.
SECTION 3.23.    Beneficial Ownership Certification. To the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification (if any) is true and correct in all material respects.
SECTION 3.24.    Designation as Senior Debt. The Obligations constitute “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of the

Borrower or any Subsidiary Guarantor, including any subordinated Indebtedness, which contains such designation.
ARTICLE IV
CONDITIONS
SECTION 4.01.    Restatement Effective Date. Notwithstanding the execution and delivery of this Agreement on the date hereof, this Agreement shall not become effective, the Existing Credit Agreement shall not be superseded as provided in Section 1.06, no commitment to make Credit Extensions shall arise and no Lender shall be required to make the initial Credit Extension hereunder each of the following conditions has been satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) each initial Subsidiary Guarantor either (A) a counterpart of the Subsidiary Guaranty signed on behalf of such Subsidiary Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Subsidiary Guaranty) that such Subsidiary Guarantor has signed a counterpart of the Subsidiary Guaranty and (iii) each Loan Party either (A) a counterpart of a reaffirmation of the Collateral Documents signed on behalf of such Loan Party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of such reaffirmation of the Collateral Documents) that such Loan Party has signed a counterpart of such reaffirmation of the Collateral Documents.
(b)    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of in-house counsel to the Borrower, of Latham & Watkins LLP, counsel for the Loan Parties and of McGuireWoods LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Lenders shall have received satisfactory financial statement projections through and including the Borrower’s 2023 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).
(d)    The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit G, (ii) at least five days prior to the Restatement Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 Business Days prior to the Restatement Effective Date and (iii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 Business Days prior to the Restatement Effective Date, a Beneficial

Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (iii) shall be deemed to be satisfied).
(e)    The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(f)    The Administrative Agent shall have received evidence satisfactory to it of the payment, prior to or simultaneously with the initial Loans hereunder, of all interest, fees and premiums, if any, on all loans and other extensions of credit outstanding under the Existing Credit Agreement (other than contingent indemnity obligations).
(g)    The Administrative Agent shall have received evidence reasonably satisfactory to it that the Administrative Agent, on behalf of the Secured Parties, holds a perfected Lien upon the Collateral having the priority required by the Collateral Documents and that is perfected to the extent required by the Collateral Documents, or that arrangements reasonably satisfactory to the Administrative Agent for so perfecting such Liens are in place.
(h)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the continuation or conversion of Eurodollar Loans), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties were true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent shall promptly provide the same to the Lenders):
(a)    within one hundred five (105) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a “going concern” qualification resulting solely from (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (ii) a breach or anticipated breach of financial covenants) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied except for inconsistencies resulting from changes in accounting principles and methods agreed to by the Borrower’s independent public accountants, together with a customary management discussion and analysis;
(b)    within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the then elapsed portion of the fiscal year and, with respect to the statement of operations only, for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes except for inconsistencies resulting from changes in accounting principles and methods agreed to by the Borrower’s independent public accountants, together with a customary management discussion and analysis;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)    [reserved];
(e)    as soon as available, but in no event later than November 15th  of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the upcoming fiscal year in form previously delivered to the Administrative Agent;
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, if any, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, if any, as the case may be;
(g)    concurrently with any delivery of financial statements under clause (a) above, a Perfection Certificate Supplement; and
(h)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender as soon as reasonably practicable, and in any event no later than five (5) Business Days, after a Financial Officer obtains knowledge thereof written notice of the following:
(a)    the occurrence of any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event, or similar event with respect to a Foreign Plan, that, alone or together with any other such ERISA Events or similar events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence, (ii) preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and Intellectual Property rights material to the conduct of its business, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so under clause (ii) or (iii) could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, Division or dissolution permitted under Section 6.03.
SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with and as required by GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to:
(a)    keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing shall prevent the Borrower or any Subsidiary from discontinuing the operation or maintenance of any property if such discontinuance is, in the reasonable business judgment of the Borrower or such Subsidiary, desirable in the conduct of the business of the Borrower or such Subsidiary and such discontinuance could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
(b)    maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses;
(c)    subject to Section 5.11, following the Restatement Effective Date, ensure that any third-party liability (other than directors and officers liability insurance; insurance policies relating to employment practices liability or workers’ compensation; crime; fiduciary duties; kidnap and ransom; flood

(except as required by clause (d) below); fraud, errors and omissions; marine and aircraft liability and excess liability; and construction programs) and property insurance policies of the Loan Parties described in Section 5.05(b) with respect to the Collateral shall name the Collateral Agent as an additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance with respect to the Collateral), as applicable; and
(d)    subject to Sections 5.09 and 5.11, so long as a Mortgage in respect of Mortgaged Property with improvements that are located in a special flood hazard area is then in effect, with respect to each Mortgaged Property located in a special flood hazard area:
(i)    obtain flood insurance in compliance with the Flood Insurance Laws and the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, as reasonably determined by the Administrative Agent; and
(ii)    deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.
SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its financial officers and, during the continuance of an Event of Default, its independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), (ii) perform in all material respects its obligations under agreements to which it is a party and (iii) to the extent required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address the presence of Hazardous Materials at any property or facility in accordance with Environmental Laws, in each case except where the failure to do so under clause (i), (ii) and (iii), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    Use of Proceeds. The proceeds of the Loans will be used only (i) to pay the fees and expenses of the Borrower and its Subsidiaries incurred in connection with the Transactions, (ii) to fund Permitted Acquisitions and other investments (other than Hostile Acquisitions) permitted hereunder, (iii) to finance the working capital needs, and for general corporate purposes, of the Borrower and its Subsidiaries in the ordinary course of business and (iv) to fund Restricted Payments by the Borrower to the extent permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.    Subsidiary Guaranty.
(a)    As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Borrower or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Domestic Subsidiary”, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate or limited liability company resolutions, other corporate or limited liability company documentation and legal opinions (if requested) in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    Subject to Section 5.11, with respect to any Subsidiary required to become a Subsidiary Guarantor hereunder pursuant to Section 5.09(a), the Borrower shall, no later than the date on which such Domestic Subsidiary becomes a Subsidiary Guarantor hereunder pursuant to Section 5.09(a) (or such longer time period if agreed to by the Collateral Agent in its reasonable discretion), cause such Subsidiary to execute and deliver a Security Agreement Supplement, an Acknowledgment of Grantors with respect to each Intercreditor Agreement in effect and a Perfection Certificate and take such additional actions (including the filing of UCC financing statements and, if applicable and required pursuant to the terms of the Loan Documents, delivering executed Intellectual Property Security Agreements and certificates, instruments of transfer and stock powers in respect of certificated Equity Interests), in each case as the Collateral Agent shall reasonably request for purposes of granting and perfecting a Lien on the assets of such Subsidiary (other than Excluded Property) in favor of the Collateral Agent under the Collateral Documents, subject to Liens permitted under the Loan Documents and otherwise subject to the limitations and exceptions of this Agreement and the other Loan Documents. If requested by the Collateral Agent, the Collateral Agent shall receive an opinion or opinions of counsel for the applicable Loan Parties in form and substance reasonably satisfactory to the Collateral Agent in respect of matters reasonably requested by the Collateral Agent relating to any Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document delivered pursuant to this Section 5.09(b), dated as of the date of such Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document, as applicable.
(c)    Subject to Section 5.11, with respect to each Loan Party that owns Material Real Property, such Loan Party shall:
(i)    no later than thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, deliver to the Collateral Agent a legal description with respect any fee-owned real property that constitutes Material Real Property, information identifying any pipeline system that constitutes

Material Real Property, and the relevant recording offices for Mortgages with respect to such Material Real Property; and
(ii)    no later than one hundred and twenty (120) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, execute and deliver (A) counterparts of a Mortgage, duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in the jurisdiction where such Material Real Property is located subject only to Liens permitted pursuant to Section 6.02 and other Liens reasonably acceptable to the Collateral Agent on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or will be paid in connection with such recording or filing or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent, (B) for any Material Real Property other than a pipeline system, a marked commitment for a standard policy of title insurance on such Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns subject to the terms of the policy jacket with the final title policy to be delivered after recording of the Mortgage (a “Mortgage Policy”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 6.02 and other Liens reasonably acceptable to the Collateral Agent, each of which shall (A) contain a “tie-in” or “cluster” endorsement, if available in the applicable jurisdiction at commercially reasonable rates (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (B) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, if requested, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, same as survey and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), together with evidence of payment of all premiums, (C) for any Material Real Property other than a pipeline system, a survey (which may take the form of an ALTA survey, aerial survey, ExpressMap or equivalent photographic depiction) in form and substance sufficient to obtain the Mortgage Policy without the standard survey exception and otherwise reasonably satisfactory to the Collateral Agent, (D) an opinion of local counsel to the Loan Parties in the state in which such Mortgaged Property is located, with respect to the enforceability of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent and (E) to the extent not previously delivered, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located, and if such property is in a special flood hazard area, duly executed and acknowledged by the appropriate Loan Party, together with evidence of flood insurance as and to the extent required under Section 5.05 hereof.
Notwithstanding anything herein or in any other Loan Document to the contrary, with respect to any Material Real Property on which any “building” (as defined in the Flood Insurance Laws) is located,

the Loan Parties shall not be required to comply with Section 5.09(c)(ii) or 5.11, unless and until (i) the Administrative Agent and Collateral Agent shall have provided at least forty-five (45) days’ prior notice to the Lenders that a Mortgage is expected to be entered into with respect to such Material Real Property (which notice requirement may, in the case of any Mortgage required to be entered into pursuant to Section 5.11, be satisfied by the posting by the Administrative Agent of Schedule 5.09 to the Platform), (ii) each Lender shall have advised the Administrative Agent in writing that it has completed its due diligence with respect to any applicable flood insurance requirements relating to such Material Real Property and (iii) the Administrative Agent shall have provided the Borrower with written notice of the satisfaction of the requirements in the foregoing clause (ii) and shall have requested, in a writing delivered to the Borrower, that such Loan Parties comply with the applicable requirements of Section 5.09(c)(ii) or 5.11, which compliance shall not be required until the later of (x) the dates provided for in Section 5.09(c) or 5.11, as applicable, and (y) the date that is ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) after such written notice is delivered to the Borrower pursuant to this clause (iii).
SECTION 5.10.    [Reserved].
SECTION 5.11.    Further Assurances. The Borrower shall, or shall cause each applicable Loan Party to, promptly upon reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Intercreditor Agreement (if in effect) or the Collateral Documents, to the extent required pursuant to the Collateral Documents. If the Collateral Agent reasonably determines that it is required by applicable law to have appraisals prepared in respect of the Mortgaged Property of any Loan Party, the Borrower shall cooperate with the Administrative Agent to obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    the Obligations;
(b)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed $100,000,000 at any time outstanding;
(c)    Indebtedness of the Borrower or any Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $400,000,000 at any time outstanding;
(d)    unsecured Indebtedness so long as upon the creation, incurrence or assumption thereof (i) no Default or Event of Default shall be continuing and (ii) the Borrower shall be in compliance on a pro forma basis with each of the financial covenants set forth in Section 6.11;
(e)    Indebtedness of the Borrower and its Subsidiaries incurred pursuant to the Term Loan Agreement; provided that the aggregate outstanding principal amount thereunder shall not exceed $700,000,000;
(f)    unsecured Indebtedness of the Borrower or any Subsidiary owing to any Affiliate which is subordinated to the payment of the Obligations in accordance with the terms set forth on Exhibit B hereto or on terms and conditions otherwise acceptable to the Administrative Agent;
(g)    Indebtedness existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness, provided that any such extended, renewed, refinanced or replaced Indebtedness (the “Refinancing Indebtedness”) shall not increase the principal amount (or accreted value, if applicable) (and, in the case of Indebtedness consisting, in whole or in part, of unused revolving commitments, the applicable amount thereof) except by an amount equal to unpaid accrued interest, breakage and premium thereon plus other reasonable amounts paid, and customary fees and expenses incurred, in connection with such extension, renewal, refinancing and replacement and by an amount equal to any existing commitments unutilized thereunder, if the original Indebtedness is secured by any collateral, the Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Administrative Agent and the Lenders than those contained in the documentation governing the original Indebtedness, no Refinancing Indebtedness shall have different obligors, or greater or additional guarantees or security, than the original Indebtedness, such Refinancing Indebtedness shall not shorten the weighted average life to maturity of the original Indebtedness and if the original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the original Indebtedness; and
(h)    Indebtedness of the Borrower or any Subsidiary in respect of letters of credit, letters of guaranty, bankers’ acceptances, surety bonds and other similar bond obligations, in each case incurred in the ordinary course of business.
SECTION 6.02.    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;

(b)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (b) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(e)    Liens arising under Permitted Receivables Facilities;
(f)    Liens on assets of the Borrower and its Subsidiaries not otherwise permitted hereunder which secure obligations not constituting Indebtedness so long as the aggregate amount of the obligations secured thereby does not at any time exceed $30,000,000;
(g)    any Lien on deposits made on account of Swap Agreements from time to time in the ordinary course of the business of the Borrower and its Subsidiaries consistent with past practice;
(h)    Liens securing the Obligations; and
(i)    Liens on the Collateral securing the Indebtedness incurred pursuant to Section 6.01(e) (and subject to the term thereof) and the other “Obligations” (as defined in the Term Loan Agreement as in effect on the date hereof); provided that such Liens shall be subject to the Intercreditor Agreement.
SECTION 6.03.    Fundamental Changes and Asset Sales.
(a)     The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or otherwise Dispose of any of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (x) the Borrower or any Subsidiary may sell Receivables under (i) Permitted Receivables Facilities (subject to the limitation set forth in Section 6.01(c)) and (ii) A/R Purchase Programs; and (y) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(i)    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(ii)    any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Borrower must result in the Borrower as the surviving entity);
(iii)    any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party;
(iv)    the Borrower and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) sell or lease storage or pipeline capacity in the ordinary course of business, (C) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (D) enter into licenses of technology in the ordinary course of business, and (E) in addition to clauses (A) through (D) above, make any other sales, transfers, leases or dispositions that, together with all other property of the Borrower and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (E) at any time after the Restatement Effective Date, does not exceed $150,000,000;
(v)    any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;
(vi)    any Subsidiary that is not a Loan Party may merge into any Subsidiary (provided that any such merger involving a Subsidiary that is a Loan Party must result in such Loan Party being the surviving entity);
(vii)    the Borrower and the Subsidiaries may engage in any transactions constituting Restricted Payments to the extent permitted under Section 6.07 and Investments to the extent permitted under Section 6.04; and
(viii)    any Subsidiary may (A) Dispose of investments in cash and Permitted Investments in the ordinary course of business, (B) effect Dispositions in connection with any theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective properties; and (C) effect the write-off of good will or other intangibles in the ordinary course of business.
Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the request of the Required Lenders, shall by notice to the Borrower direct the Borrower to cause any Receivables Entity to exercise any voluntary option available to such Receivables Entity under the applicable Permitted Receivables Facility to terminate such Permitted Receivables Facility and the Borrower shall, upon receipt of such direction, cause such Receivables Entity to exercise such option and cause the Receivables Entity to, to the extent required thereunder in connection with the exercise of such option, repurchase all purchase interests in any Receivables or take such other actions, in each case, in accordance with the terms of the Permitted Receivables Facility Document. The Administrative Agent shall provide concurrent notice to the administrative agent under the applicable Permitted Receivables Facility of any direction delivered to the Borrower pursuant to the foregoing sentence (provided that the Administrative Agent shall not be liable to such administrative agent or any securitization lender or purchaser for failure to provide such notice).

(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)    The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Restatement Effective Date.
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger or consolidation or Division) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    Permitted Acquisitions;
(c)    investments by the Borrower and its Subsidiaries existing on the Restatement Effective Date in the capital stock of its Subsidiaries;
(d)    investments, loans or advances made by the Borrower in or to any Subsidiary and made by any Subsidiary in or to the Borrower or any other Subsidiary (provided that not more than an aggregate amount of $10,000,000 in investments, loans or advances or capital contributions may be made and remain outstanding pursuant to this Section 6.04(d), at any time, by Loan Parties to Subsidiaries which are not Loan Parties);
(e)    Guarantees constituting Indebtedness permitted by Section 6.01;
(f)    investments acquired by reason of the exercise of customary creditor’s rights upon default or pursuant to the bankruptcy, insolvency or reorganization of an account debtor of the Borrower or any Subsidiary;
(g)    investments by the Borrower or any Subsidiary pursuant to any Swap Agreements to the extent permitted under Section 6.05;
(h)    investments by the Borrower or any Subsidiary in equity interests of Persons (other than Subsidiaries) engaged in lines of business of the type conducted by the Borrower and its Subsidiaries as of the Restatement Effective Date and businesses reasonably related thereto; provided that no investment shall be made under this clause (h) if, together with all other investments under this clause (h) (calculated as of the date made and without giving effect to any increase or decrease in the value thereof), the aggregate amount of all investments under this clause (h) shall exceed 10% of Consolidated Total Assets (calculated as of the last day of the most recent fiscal year);
(i)    investments by UGI PennEast, LLC, a Delaware limited liability company, pursuant to that certain Amended and Restated Limited Liability Company Agreement of PennEast Pipeline Company, LLC, dated as of October 13, 2014, as amended by that certain Amendment Number 1 to Amended and Restated Limited Liability Company Agreement, dated as of November 24, 2014 and as further amended by that certain Amendment Number 2 to Amended and Restated Limited Liability Company Agreement, dated as of July 29, 2015, in an aggregate amount not to exceed $250,000,000 during the term of this Agreement;
(j)    investments by UGI Pennant, LLC, a Delaware limited liability company, pursuant to that certain Amended and Restated Limited Liability Company Agreement of Pennant Midstream, LLC, dated as of September 30, 2015, as amended prior to the date hereof, in an aggregate amount not to exceed $100,000,000 during the term of this Agreement;
(k)    other investments by the Borrower or any Subsidiary not in excess of 7.50% of Consolidated Total Assets (calculated as of the last day of the most recent fiscal year); and
(l)    payment or performance Guarantees of Affiliates (other than any Subsidiaries of the Borrower) not constituting Indebtedness in an aggregate amount not to exceed $20,000,000 at any time outstanding.
SECTION 6.05.    Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
SECTION 6.06.    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) in the ordinary course of business consistent with past practices for the provision of general and customary corporate services, (d) any Restricted Payment permitted by Section 6.07, (e) transactions pursuant to agreements, instruments or arrangements in existence on Restatement Effective Date and set forth in Schedule 6.06 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect or could otherwise reasonably be expected to have a Material Adverse Effect, (f) any Investment permitted under Section 6.04, (g) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is an Affiliate solely as a result of Investments by the Borrower or any Subsidiary in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 6.04, (h) Permitted Receivables Facilities with Receivables Entities, (i) employment and severance arrangements (including stock option plans, restricted stock agreements and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business, (j) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, (k) any transaction that is approved by a majority of the disinterested directors of the board of directors of the Borrower or such Subsidiary, as applicable, and (l) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the business operated by the Borrower, its Subsidiaries and its Affiliates.

SECTION 6.07.    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) (i) wholly-owned Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (ii) Subsidiaries which are not wholly-owned may declare and pay dividends ratably with respect to their Equity Interests so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including giving effect on a pro forma basis) thereto, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) the Borrower may declare and pay dividends with respect to taxes ratably allocated by UGI Corporation to the business of the Borrower and its Subsidiaries, (e) distributions of property by a Subsidiary to the Borrower in connection with a transaction permitted by Section 6.04(h), (f) the Borrower and its Subsidiaries may make any other Restricted Payment so long as (i) no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including giving effect on a pro forma basis) thereto and (ii) the aggregate amount of Restricted Payments under this clause and  (f) shall not exceed, during any four (4) consecutive fiscal quarters, $25,000,000 plus 50% of the Consolidated Net Income for such four (4) consecutive fiscal quarters unless (x) the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower immediately prior to the date such Restricted Payment is made was no greater than 3.50 to 1.0 and (y) the Leverage Ratio is no greater than 3.50 to 1.0 calculated on a pro forma basis giving effect to such Restricted Payment.
SECTION 6.08.    Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, regulation or any regulatory body or by any Loan Document, (ii) the foregoing shall not apply to restrictions or conditions contained in the Permitted Receivables Facility Documents or in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold in a sale permitted hereunder, and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof, (C) customary security requirements imposed by any agreement related to Indebtedness permitted by this Agreement, (D) restrictions and conditions contained in any agreements previously disclosed to the Lenders as of, and existing on, the Restatement Effective Date and (E) customary provisions in joint venture agreements and other similar agreements applicable to Equity Interests in joint ventures constituting Investments permitted under Section 6.04 and applicable solely to Equity Interests in such joint ventures.
SECTION 6.09.    [Intentionally Omitted].
SECTION 6.10.    Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $25,000,000 in the aggregate during any fiscal year of the Borrower, determined on a consolidated basis for the Borrower and its Subsidiaries.

SECTION 6.11.    Financial Covenants.
(a)    Maximum Leverage Ratio. The Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2015, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than 4.00 to 1.00 or, during an Acquisition Period, to be greater than 4.50 to 1.00.
(b)    Minimum Interest Coverage Ratio. The Borrower will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2015, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 3.50 to 1.00.
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01.    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall prove to have been incorrect in any respect) when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08 or 5.09 or in Article VI;
(e)    the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure to pay shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits after the expiration of any applicable grace or cure period (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) Indebtedness constituting obligations in respect of a Swap Agreement;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (net of any amount covered by insurance by an insurance company that has not disclaimed coverage therefor) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event or similar event with regard to a Foreign Plan shall have occurred that, when taken together with all other such ERISA Events or similar events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    a Change in Control shall occur;

(n)    any material provision of any Loan Document for any reason (other than as a result of an act or failure to act by any Credit Party) ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(o)    subject to Sections 5.09 and 5.11, and except as released in accordance with Section 9.15, any Collateral Document after the delivery and effectiveness thereof shall cease to create a valid and perfected Lien, to the extent and in the manner required under such Collateral Document and, with the priority required by such Collateral Document, on and security interest in any material portion of the Collateral taken as a whole, subject to Liens permitted under Section 6.02 (except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing Equity Interests or promissory notes pledged under the Collateral Documents or to file UCC financing statements or continuation statements);
then, and in every such event (other than an event with respect to the Borrower described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times, and any other remedies available to the Administrative Agent under this Agreement: (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 7.01(h) or 7.01(i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent, the Collateral Agent and the Lenders in the Loan Documents, the Collateral Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all claims, damages and demands it may acquire against the Administrative Agent, the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
SECTION 7.02.    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows.
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Bank (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Bank payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.21, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to cash collateralize

Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.02;
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, Affiliates of Lenders and the Issuing Bank based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law; and
(b)    if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
SECTION 8.01.    Authorization and Action. (%3) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(a)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any

of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Subsidiary Guaranty or any Collateral) irrevocably authorize and direct the Collateral Agent to act as agent with respect to the Collateral under each of the Collateral Documents and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other Secured Parties. For purposes of this Article VIII, unless the context otherwise requires, each reference to the Administrative Agent shall mean and be a reference to the Administrative Agent as well as the Collateral Agent.
(b)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(c)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(d)    None of any syndication agent, any documentation agent or any arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(e)    In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(f)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02.    Administrative Agent’s Reliance, Indemnification, Etc. (%3) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(a)    The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent , or (vi) the creation, perfection or priority of Liens on the Collateral.
(b)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03.    Posting of Communications. (%3) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(a)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Approved Electronic Platform.
(c)    Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(d)    Each of the Lenders, the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04.    The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05.    Successor Administrative Agent. (%3) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(a)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest); and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.06.    Acknowledgments of Lenders and Issuing Banks. (%3) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any arranger, any syndication agent, any documentation agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger, any syndication agent, any documentation agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(a)    Each Lender, by delivering its signature page to this Agreement on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.
SECTION 8.07.    Certain ERISA Matters. (%3) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified

Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or any arranger, any syndication agent, any documentation agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.08.    Collateral Matters. (%3) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(a)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.09.    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured

Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01.    Notices. (%3) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic communication (return receipt requested), as follows:
(i)    if to the Borrower, to it at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Treasurer (Facsimile No. (610) 992-3259; Telephone No. (610) 337-1000; Email Address: debtcompliance@ugicorp.com) with a copy to 835 Knitting

Mills Way, Wyomissing, PA 19610, Attention: Chief Financial Officer (Telephone No. (610) 373-7999; Email Address: mmattern@ugies.com);
(ii)    if to the Administrative Agent for any credit-related matters, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Mail Code IL1-0364, Chicago, IL 60603, Attention of Helen D. Davis (Email Address:  helen.d.davis@jpmorgan.com), with a copy to large.corporate.agency@jpmorgan.com;
(iii)    if to any Issuing Bank, to the applicable Issuing Bank at (A) JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention: Chicago LC Agency Activity Team,  (Facsimile No. (214) 307-6874; Telephone No. (855) 609-0059; Email Address: chicago.lc.agency.activity.team@jpmchase.com, with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Mail Code IL1-0090, Chicago, IL 60603, Attention of Helen D. Davis; Email Address:  helen.d.davis@jpmorgan.com); (B)  PNC Bank, National Association, International Client Care (Telephone No. (800) 682-4689; Email Address: internationalclientcare@pnc.com) or (C) Wells Fargo Bank, National Association, 301 South College Street, 11th Floor MAC: D1053-115 Charlotte, NC 28202, Attention of Frederick W. Price, Large Corporate Energy and Power (Facsimile No. (704) 410-0331; Email Address: rick.price@wellsfargo.com);
(iv)    if to the Administrative Agent for any loan-related matters, to it at JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, L2 Floor, Chicago, IL 60603, Attention: Leonida Mischke (Facsimile No. (844) 490-5665; Telephone No. (312) 383-7055 Email Address:  Leonida.G.Mischke@jpmorgan.com and/or JPM.Agency.Servicing.1@jpmorgan.com); and
(v)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using the Approved Electronic Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document (other than any fee letter agreements executed by or on behalf of any Loan Party in connection with this Agreement) or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(a)    Subject to Section 2.14(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that (A) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)) and (B) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 2.13(c) during the continuance of an Event of Default), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.21(b) or 7.02 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vii) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, or all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent and each Issuing Bank); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and each Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(b)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(c)    The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Collateral Agent, (ii) constituting property being sold or disposed of if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent, the Collateral Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Collateral Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (e) or (ii) in the event that the Borrower shall have advised the Collateral Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Collateral Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Collateral Agent under any Loan Document be released, to release the Collateral Agent’s Liens on such assets.
(d)    If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent and their respective Affiliates in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents (including with respect to the Collateral) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the documented fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section.
(a)    The Borrower shall indemnify the Administrative Agent, each Issuing Bank, the Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or its respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise from a dispute that does not involve any action or omission by the Borrower or any of its Affiliates and is solely among the Indemnitees (other than any claims against an Indemnitee in its capacity as Administrative Agent or lead arranger) or (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or, pursuant to a claim brought by the Borrower against such

Indemnitee, for breach in bad faith of such Indemnitee’s material obligations hereunder. The Borrower shall not be liable for any settlement of any claim, litigation, investigation, arbitration or proceeding if such settlement is effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s written consent or if there is a final judgment in any such claim, litigation, investigation, arbitration or proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel by reason of such settlement or judgment in accordance with the foregoing. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(b)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Issuing Banks under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Banks, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or any Issuing Bank in its capacity as such.
(c)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(d)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor, including in all cases reasonably detailed invoices relating thereto.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    Subject to the conditions set forth in paragraph (b)(iv) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i)    the Borrower (provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (other than an Approved Fund) or, if an Event of Default has occurred and is continuing, any other assignee;
(ii)    the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender), an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment; and
(iii)    the Issuing Banks.
(iv)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent to a lesser amount, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities, subject to Section 9.12) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(E)    without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.
(v)    Subject to acceptance and recording thereof pursuant to paragraph (b)(vii) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(vi)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(vii)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)    Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such

Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the

Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e‑mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the

Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. . (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(a)    Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender or the Issuing Bank relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING

OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who are directly involved with the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND

CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.13.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION 9.14.    Releases of Subsidiary Guarantors and Collateral.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) and any pledge of Equity Interests in such Subsidiary Guarantor and the Collateral owned by such Subsidiary Guarantor, in each case pursuant to the Collateral Documents, shall automatically be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary.
(c)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or any Banking Services Agreement, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
(d)    Notwithstanding anything to the contrary in any Loan Document, the Collateral and any other collateral security for the Obligations shall automatically be released, and the Administrative Agent shall direct the Collateral Agent to release such Collateral or other collateral security, from any security interest or Lien created by the Loan Documents (i) upon the Disposition of such Collateral to any Person other than a Loan Party pursuant to a transaction not restricted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby) (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (ii) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (except in the case of a release of all or substantially all of the Collateral (other than in connection with a transaction not restricted by Sections 6.03), which release shall require the written consent of all Lenders), (iii) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to this Section 9.15, or (iv) as expressly provided in any Collateral Document; and the Administrative Agent shall then deliver to the Loan Parties all Collateral and any other collateral held under the Loan Documents and related documents in the custody or possession of such Person and, if reasonably requested by any Loan Party, shall execute and deliver (to the extent applicable) to such Loan Party for filing in each office in which any financing statement relative to such collateral, or any part thereof, shall have been filed, a termination statement under the UCC or like statute in any other jurisdiction releasing or evidencing the release of the Administrative Agent’s interest therein, and such other documents and instruments as any Loan Party may reasonably request at the cost and expense of the Borrower. The Administrative Agent shall not be liable for any action taken by it at the reasonable request of a Loan Party pursuant to this Section 9.15(d).
SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.    No Advisory or Fiduciary Responsibility. (%3) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
(b)    The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18.    Acknowledgement Regarding Any Support QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC and such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.19.    Intercreditor Agreement. The Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and any other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement shall be binding upon the Lenders. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Administrative Agent and Collateral Agent pursuant to the Collateral Documents are expressly subject to each Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent and/or the Collateral Agent hereunder or under each Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of any Intercreditor Agreement (if in effect) or any other such intercreditor agreement and the terms of this Agreement, the terms of such Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern.
SECTION 9.20.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
SECTION 9.21.    MIRE Events.    Notwithstanding anything else to the contrary in the Agreement, no MIRE Event may be closed until the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed). If the Lenders have not informed the Administrative Agent and the Borrower of any outstanding flood diligence requirements by the date that is thirty (30) days (or 5 Business Days if no pledged real estate is in an SFHA Zone) after the date on which the Administrative Agent made available to the Lenders (which may be delivered electronically) the following documents with respect to each pledged real property: (i) a completed flood hazard determination from a third party vendor; (ii) for each real property located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance with respect to such Mortgage, Lenders will be deemed to have completed its flood insurance due diligence and flood insurance compliance and to have consented to such Mortgage.
[REMAINDER OF PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
UGI ENERGY SERVICES, LLC,
as the Borrower

By	/s/ Megan Mattern Name: Megan Mattern Title: Vice President and Chief Financial Officer

Signature Page to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A. individually as a Lender, as the Issuing Bank and as Administrative Agent,

By	/s/ Helen D. Davis Name: Helen D. Davis Title: Authorized Officer

Signature Page to Third Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
individually as a Lender and as Syndication Agent

By	/s/ Alex Rolfe Name: Alex Rolfe Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender and as Documentation Agent

By	/s/ Patrick Engel Name: Patrick Engel Title: Managing Director

Signature Page to Third Amended and Restated Credit Agreement

CITIZENS BANK, N.A.,
individually as a Lender

By	/s/ David W. Dinella Name: David W. Dinella Title: Senior Vice President

Signature Page to Third Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
individually as a Lender

By	/s/ William O’Daly Name: William O’Daly Title: Authorized Signatory

By	/s/ Andrew Griffin Name: Andrew Griffin Title: Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
individually as a Lender

By	/s/ Kimberly Miller Name: Kimberly Miller Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

REGIONS BANK,
individually as a Lender

By	/s/ Dion Barrett Name: Dion Barrett Title: Managing Director

Signature Page to Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
individually as a Lender

By	/s/ Ben Leonard Name: Ben Leonard Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower(s):	UGI Energy Services, LLC
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The Third Amended and Restated Credit Agreement dated as of March 6, 2020, among UGI Energy Services, LLC, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

__________
1 Select as applicable.

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By	Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By	Title: Consented to and Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent and an Issuing Bank

By
    Title:
[Consented to:]3
[UGI ENERGY SERVICES, LLC]

By
    Title:
[PNC BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By
    Title:
__________
2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be added only if the consent of the Borrower or the Issuing Banks is required by the terms of the Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By
    Title:
[        ],
as an Issuing Bank

By
    Title:]

ANNEX I
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vii) it does not bear a relationship to the Borrower described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, Syndication Agent or Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

SUBORDINATION TERMS
[Attached]

SUBORDINATION TERMS
SUBORDINATION AGREEMENT
This Subordination Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of [__________], 20__, is entered into by and between the undersigned Subordinated Lenders (together with their successors and permitted assigns, individually, a “Subordinated Lender” and collectively, the “Subordinated Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (together with its successors and assigns, the “Administrative Agent”) for itself and the other Holders of Senior Obligations (as defined below).
W I T N E S S E T H:
WHEREAS, the Subordinated Lenders are financially interested in UGI Energy Services, LLC, a Pennsylvania limited liability company (the “Borrower”), and its Subsidiaries (collectively with the Borrower, the “UGIES Parties” and each individually, a “UGIES Party”) in that [the UGIES Parties are] [[___________], a Subsidiary of the Borrower, is] [the Borrower is] indebted to the Subordinated Lenders in an aggregate principal amount of $[__________], which indebtedness is more particularly described on Schedule I hereto, and the Subordinated Lenders may from time to time make or hold other indebtedness to the UGIES Parties (all such indebtedness, including principal, interest, fees, premiums, expenses and other obligations and liabilities in respect thereof, whether due or not due, direct or indirect, absolute or contingent, and including any guaranty in respect thereof, being referred to herein collectively as “Subordinated Debt”);
WHEREAS, the Borrower has entered into that certain Third Amended and Restated Credit Agreement dated as of March 6, 2020 (as the same may from time to time be amended, modified, renewed, extended, substituted, restructured, refinanced, replaced, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the “Credit Agreement”) with the Administrative Agent on behalf of itself and the other financial institutions from time to time party thereto;
WHEREAS, the Borrower and certain of its Subsidiaries will be indebted to the Holders of Senior Obligations as a result of the advance of monies and other extensions of credit pursuant to the Credit Agreement and related Senior Loan Documents (as defined below); and
WHEREAS, the Subordinated Lenders are financially interested in the UGIES Parties and acknowledge that the loan or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Holders of Senior Obligations is of value to the Subordinated Lenders;
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Subordinated Lenders, and in order to induce the Holders of Senior Obligations now or from time to time hereafter, to continue to make loans or extend credit or any other financial accommodations to or for the benefit of the Borrower in accordance with the Credit Agreement; or to grant such renewals, increases or extensions thereof as the Holders of Senior Obligations may deem advisable; and to better secure the Holders of Senior Obligations in respect of the foregoing, each of the Subordinated Lenders hereby agrees with the Administrative Agent and the Holders of Senior Obligations as hereinafter set forth.
1.Certain Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. Furthermore, in addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:
As used in this Agreement:
“Holders of Senior Obligations” means the Senior Lenders and any other holder of Senior Obligations from time to time.
“Senior Lenders” means each of the financial institutions from time to time party to the Credit Agreement as lenders.
“Senior Loan Documents” means the documents evidencing the Senior Obligations from time to time.
“Senior Obligations” shall mean (i) all Obligations under (and as defined in) the Credit Agreement or any agreement providing for the refunding or refinancing of the Obligations (“Refinancing Agreement”) (including, but not limited to, reimbursement obligations under letters of credit issued pursuant to the Credit Agreement or any Refinancing Agreement and the aggregate outstanding principal balance of all loans made under and pursuant to the Credit Agreement or any Refinancing Agreement), and any guaranty of the Obligations, whether now existing or hereafter arising directly between any UGIES Party and the Administrative Agent or any Senior Lender, or acquired outright, conditionally or as collateral security from another by the Administrative Agent or any Senior Lender, whether such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the Credit Agreement or Refinancing Agreement and costs, expenses, and attorneys’ and paralegals’ fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); and (ii) all obligations under interest rate or foreign currency hedging, swap, cap, collar or similar agreements of any of the UGIES Parties to the Administrative Agent or any Senior Lender or its Affiliate, whether now existing or hereafter arising directly between any of the UGIES Parties and the Administrative Agent or any Senior Lender or its Affiliate, or acquired outright, conditionally or as collateral security from another by the Administrative Agent or any Senior Lender or its Affiliate, whether such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the applicable agreement and costs, expenses, and attorneys’ and paralegals’ fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding). Senior Obligations shall include, without limitation, all indebtedness, obligations and liabilities under and pursuant to any agreement providing for the refunding or refinancing of the Obligations under the Credit Agreement. Senior Obligations shall be considered to be outstanding whenever any Senior Lender has an outstanding commitment therefor.
2.Subordination; Subrogation. Notwithstanding anything contained in any instrument or document evidencing any of the Subordinated Debt (a “Subordinated Debt Document”) to the contrary, each of the Subordinated Lenders agrees and covenants that the payment and performance of the Subordinated Debt is and shall be subordinated to the payment and performance in full in cash of the Senior Obligations and, except as set forth in Section 3 below, none of the Subordinated Lenders will accelerate, ask, demand, sue for, take or receive from any UGIES Party, by setoff or in any other manner, the whole or any part of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts, nor any security for any of the Subordinated Debt, unless and until the payment and satisfaction in full of the Senior Obligations in cash (other than contingent indemnity obligations not yet due and payable;

provided that, with respect to any reimbursement obligations in respect of any outstanding Letters of Credit, such outstanding Letters of Credit have been collateralized in accordance with Section 2.06(j) of the Credit Agreement) and termination of the Credit Agreement and all commitments by the Senior Lenders to make Loans and other extensions of credit thereunder (the collective occurrence of such payment, satisfaction and termination is referred to herein as “Payment and Termination in Full”). None of the Subordinated Lenders shall be subrogated to the rights of the Holders of Senior Obligations to receive payments or distributions of assets of the UGIES Parties unless and until Payment and Termination in Full has occurred; and, for the purposes of such subrogation, no payments or distributions made to the Holders of Senior Obligations of any cash, property or securities to which any Subordinated Lender would be entitled except for this Agreement shall, as between the Borrower (or any other UGIES Party) and its creditors, be deemed to be a payment by the Borrower (or such other UGIES Party) to or on account of the Senior Obligations.
3.Permitted Payments. No payment on account of principal, premium, interest, fees or otherwise on or in respect of any Subordinated Debt, no distribution in respect of any Subordinated Debt, and no voluntary reduction or offset to the outstanding amount of the Subordinated Debt, shall be made by any UGIES Party or allowed by any UGIES Party unless at the time of such payment no Default or Event of Default is then continuing under (and as defined in) the Credit Agreement (any such permitted payment, a “Permitted Payment”); provided, that if the Subordinated Lenders ask for or receive Permitted Payments while a Default or Event of Default remains uncured and unwaived, all amounts received by the Subordinated Lenders shall be turned over to the Administrative Agent as provided in Section 9 of this Agreement.
4.Enforcement Rights. Prior to the date which is six (6) months after Payment and Termination in Full, no Subordinated Lender shall have any right to enforce any claim with respect to the Subordinated Debt, including, without limitation, to demand, collect or accept any payment in respect of the Subordinated Debt or take any action against any UGIES Party or any UGIES Party’s property, without the Senior Lenders’ prior written consent; provided, however, that the foregoing shall not prohibit any Subordinated Lender from receiving a Permitted Payment.
5.Liens; Permitted Transfers; Amendments to Subordinated Debt and Senior Obligations.
(A)    Liens; Permitted Transfers. Each of the Subordinated Lenders hereby represents as of the date hereof that it has not been granted or obtained any liens or security interests in any assets of any UGIES Party or any other assets securing the Senior Obligations. Each of the Subordinated Lenders agrees that, without the prior written consent of the Administrative Agent and the Required Lenders, no Subordinated Lender shall take any liens on or security interests in any assets of any UGIES Party or any other assets securing the Senior Obligations. In the event that any UGIES Party proposes to sell, assign, transfer, lease, convey or otherwise dispose of any its property (a “Transfer”) and such Transfer is either permitted pursuant to the Credit Agreement or pursuant to a separate consent or amendment executed by the requisite Senior Lenders, then such Transfer shall be deemed to be permitted and consented to by the Subordinated Lenders and shall not constitute a violation or breach of any terms contained in the Subordinated Debt Documents or require any prepayment of the Subordinated Debt. The Subordinated Lenders acknowledge and agree that, to the extent the terms and provisions of this Agreement are inconsistent with the Subordinated Debt Documents, the Subordinated Debt Documents shall be deemed to be subject to this Agreement. Notwithstanding any provision contained in the Subordinated Debt Documents accelerating the Subordinated Debt or requiring a mandatory prepayment or put of all or any part of the Subordinated Debt in connection with a public offering of the stock of any UGIES Party, any change of ownership of the capital stock of any UGIES Party, a change of the composition of any UGIES Party’s board of directors, board of managers or sole member, consolidation or merger of any UGIES Party, sale of all or substantially all of the assets of any UGIES Party or any other similar event involving a change of control (a “Change of Control Event”), no such Change of Control Event shall result in any such acceleration of the Subordinated Debt, mandatory prepayment with respect to the Subordinated Debt or put of any portion of the Subordinated Debt, all of which are hereby waived by the Subordinated Lenders, unless and until Payment and Termination in Full has occurred.
(B)     Amendment to Senior Obligations. The Senior Lenders, the Administrative Agent, and any of them, may, at any time and from time to time, without the consent of, or notice to, the Subordinated Lenders or any one of them, without incurring any liabilities to the Subordinated Lenders and without impairing or releasing the subordination and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Subordinated Lenders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    create Senior Obligations by extending the credit under the Credit Agreement, a Refinancing Agreement or otherwise, change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Senior Obligations or any lien in any property or assets securing the Senior Obligations or guaranty thereof or any liability of any UGIES Party, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any extension of the Senior Obligations, without any restriction as to the tenor or terms of any such extension), or otherwise amend, renew, exchange, extend, modify, supplement in any manner the Senior Obligations, the Credit Agreement, a Refinancing Agreement or any of the other Loan Documents;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order with any part of any property or assets securing the Senior Obligations or any liability of any UGIES Party or any guarantor to any Holder of Senior Obligations, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Senior Obligations or any other liability of any UGIES Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the Senior Obligations) in any manner or order;
(iv)    exercise or delay in or refrain from exercising any right or remedy against any UGIES Party or any security or any other Person, elect any remedy and otherwise deal freely with the UGIES Parties and any security or any liability of any UGIES Party to any Holder of Senior Obligations or any liability incurred directly or indirectly in respect thereof; and
(v)    release anyone, including the Borrower or any other UGIES Party, liable in any manner for the payment or collection of any Senior Obligations.
The Senior Lenders and the Administrative Agent shall have no duty to the Subordinated Lenders with respect to the preservation or maintenance of any property or assets securing the Senior Obligations or the manner in which Administrative Agent or the Senior Lenders enforce their rights in such property or assets or to preserve or maintain the rights of any Person in such property or assets, and the Subordinated Lenders hereby waive any and all claims which the Subordinated Lenders may now or hereafter have against the Administrative Agent and/or the Senior Lenders or any one of them which relate to such preservation, maintenance or enforcement. Each of the Subordinated Lenders agrees not to assert and hereby waives, to the fullest extent permitted by law: any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior creditor may have under applicable law.

6.Subordinated Debt Owed Only to the Subordinated Lenders. Each Subordinated Lender warrants and represents that (a) such Subordinated Lender has not previously assigned any interest in the Subordinated Debt owed to such Subordinated Lender or granted any security interest therein or in connection therewith, if any; (b) no other party owns an interest in the Subordinated Debt owed to such Subordinated Lender or security therefor other than such Subordinated Lender (whether as joint holders of the Subordinated Debt, participants or otherwise); and that the entire Subordinated Debt owed to such Subordinated Lender is owing only to such Subordinated Lender. Each of the Subordinated Lenders covenants that the entire Subordinated Debt owed to such Subordinated Lender shall continue to be owing to such Subordinated Lender and shall not be assigned to any other Person without the prior written consent of the Administrative Agent.
7.Senior Lender Priority. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any UGIES Party or the proceeds thereof to the creditors of any UGIES Party or readjustment of the obligations and Subordinated Debt of any UGIES Party, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Obligations or the Subordinated Debt, or the application of the assets of any UGIES Party to the payment or liquidation thereof, or upon the dissolution or other winding up of any UGIES Party’s business, or upon the sale of all or substantially all of any UGIES Party’s assets (an “Insolvency or Liquidation Proceeding”), then, and in any such event, (i) the Holders of Senior Obligations shall be entitled to receive Payment and Termination in Full prior to the payment of all or any part of the Subordinated Debt, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Administrative Agent for application on any of the Senior Obligations, due or not due, until Payment and Termination in Full has occurred.
8.Grant of Authority to Administrative Agent. In the event of the occurrence of any Insolvency or Liquidation Proceeding, and in order to enable the Administrative Agent and the Holders of Senior Obligations to enforce their rights hereunder in any of the aforesaid actions or proceedings, Administrative Agent is hereby irrevocably authorized and empowered, in the Administrative Agent’s discretion, to file, make and present for and on behalf of each Subordinated Lender such proofs of claims of such Subordinated Lender against any UGIES Party on account of the Subordinated Debt or other motions or pleadings as the Administrative Agent may deem expedient or proper and to vote such proofs of claims of such Subordinated Lender in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any portion of the Senior Obligations. In voting such proofs of claim in any proceeding, the Administrative Agent may act in a manner consistent with the sole interest of the Holders of Senior Obligations and the Administrative Agent shall have no duty to take any action to optimize or maximize the Subordinated Lenders’ recovery with respect to its claim. The Subordinated Lenders each irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive each of the aforesaid payments and distributions described in Section 7 above and give acquittance therefor and to file claims and take such other actions, in the Administrative Agent’s own name or in the name of the Subordinated Lenders or otherwise, as the Administrative Agent may deem necessary or advisable. To the extent that payments or distributions are made in property other than cash, each of the Subordinated Lenders authorizes the Administrative Agent to sell such property to such buyers and on such terms as the Administrative Agent, in the Administrative Agent’s sole discretion, shall determine. Each of the Subordinated Lenders will execute and deliver to the Administrative Agent such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as the Administrative Agent shall deem necessary), as may be requested by the Administrative Agent in order to enable the Administrative Agent to enforce any and all claims of the Administrative Agent and the Holders of Senior Obligations upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Administrative Agent’s and the Holders of Senior Obligations’ own benefit. Following Payment and Termination in Full, the Administrative Agent will remit to the Subordinated Lenders, to the extent of the Subordinated Lenders’ respective interest therein, all dividends or other payments or distributions paid to and held by the Administrative Agent in excess of the Senior Obligations. Each of the powers and authorizations granted to the Administrative Agent in this Section 8, being coupled with an interest, is irrevocable.
9.Payments Received by the Subordinated Lenders. Except for Permitted Payments received by the Subordinated Lenders, should any payment or distribution or security or instrument or proceeds thereof be received by any Subordinated Lender upon or with respect to the Subordinated Debt to any Subordinated Lender prior to Payment and Termination in Full, the Subordinated Lenders shall receive and hold the same in a segregated account in trust, as trustee, for the benefit of the Administrative Agent and the Senior Lenders, and shall forthwith deliver the same to the Administrative Agent, in precisely the form received (except for the endorsement or assignment of the Subordinated Lenders where necessary), for application on any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Subordinated Lender as the property of the Administrative Agent and the Senior Lenders. In the event of the failure of any Subordinated Lender to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).
10.Instrument Legend. Any instrument evidencing any of the Subordinated Debt (including, without limitation, the Subordinated Debt Documents and any guarantees thereof), or any portion thereof, will, on the date hereof or promptly hereafter, be conspicuously inscribed the following legend:
THIS [NOTE][AGREEMENT] AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF [__________], 20___ AMONG [THE PAYEE] AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT IN CONNECTION WITH THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF [_], 2020 AMONG UGI ENERGY SERVICES, LLC, THE SENIOR LENDERS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, TO THE SENIOR OBLIGATIONS (AS SUCH TERM IS DEFINED IN SAID SUBORDINATION AGREEMENT) (INCLUDING INTEREST) OWED BY UGI ENERGY SERVICES, LLC OR ANY SUBSIDIARY THEREOF TO THE HOLDERS OF SENIOR OBLIGATIONS (AS SUCH TERM IS DEFINED IN SAID SUBORDINATION AGREEMENT), AND EACH [HOLDER OF THIS NOTE][LENDER HEREUNDER] BY ITS [ACCEPTANCE][EXECUTION] HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT, AND ANY AMENDMENTS TO THIS PARAGRAPH SHALL BE NULL AND VOID AND OF NO EFFECT WITHOUT THE PRIOR WRITTEN CONSENT OF SUCH ADMINISTRATIVE AGENT.

A copy of each such instrument, as so legended, will be delivered to the Administrative Agent on the date hereof. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by any UGIES Party, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to the Administrative Agent on the date of its execution or within five (5) Business Days thereafter.
11.Restriction on Assignment of Claims. The Subordinated Lenders agree that until Payment and Termination in Full has occurred, the Subordinated Lenders will not assign or transfer to others any claim the Subordinated Lenders have or may have against any UGIES Party without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).
12.Continuing Nature of Subordination. Subject to Section 15, this Agreement shall be effective and may not be terminated or otherwise revoked by any Subordinated Lender until the earlier of (x) Payment and Termination in Full has occurred and (y) payment in full of the Subordinated Debt; provided, that if any portion of the Subordinated Debt shall revive or be reinstated after the payment thereof, this Agreement shall apply to such Subordinated Debt as if no such payment had occurred. Each Subordinated Lender hereby waives to the fullest extent permitted by applicable law any right it may have to otherwise terminate or revoke this Agreement or any of the provisions of this Agreement. In the event the Subordinated Lenders shall have any right under applicable law otherwise to terminate or revoke this Agreement which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by any such Subordinated Lender, is actually received by the Administrative Agent’s officer responsible for such matters. In the absence of the circumstances described in the immediately preceding three sentences, this is a continuing agreement of subordination and the Administrative Agent and the Senior Lenders may continue, at any time and without notice to the Subordinated Lenders, to extend credit or other financial accommodations and lend monies to or for the benefit of any of the UGIES Parties in reliance on the terms of this Agreement. Any termination or revocation described hereinabove shall not affect this Agreement in relation to (a) any of the Senior Obligations which arose or were committed to prior to receipt thereof or (b) any of the Senior Obligations created after receipt thereof, if such Senior Obligations were incurred through readvances by the Senior Lenders pursuant to the Senior Lenders’ financing commitments and arrangements with the UGIES Parties. If, in reliance on this Agreement, any Senior Lender makes loans or other advances to or for the benefit of any of the UGIES Parties or takes other action under the Credit Agreement or a Refinancing Agreement after such aforesaid termination or revocation by the Subordinated Lender but prior to the receipt by the Administrative Agent of said written notice as set forth above, the rights of the Senior Lenders shall be the same as if such termination or revocation had not occurred.
13.Additional Agreements among the Administrative Agent, the Senior Lenders and the UGIES Parties. The Administrative Agent or any Senior Lender, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with the UGIES Parties as the Administrative Agent or any Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms, including, without limitation increasing the principal amount thereof, of all or any portion of the Senior Obligations or affecting the security underlying any or all of the Senior Obligations, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.
14.Subordinated Lenders’ Waivers. All of the Senior Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. The Subordinated Lenders expressly waive all notice of the acceptance by the Administrative Agent or any Senior Lender of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Subordinated Lenders expressly waive reliance by the Administrative Agent and the Senior Lenders upon the subordination and other agreements as herein provided. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Subordinated Lender hereby waives presentment, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with any Senior Loan Documents evidencing all or any portion of the Senior Obligations. In the event that the Subordinated Lenders have or at any time acquire any lien upon or security interest in the assets securing the Senior Obligations, or any part thereof, to the fullest extent permitted by applicable law, the Subordinated Lenders hereby waive any right that the Subordinated Lenders may have, whether such right arises under Article 9 of the UCC or other applicable law, to receive notice of the Administrative Agent’s or Senior Lenders’ intended sale or other disposition of such assets (or a portion thereof) or of the Senior Lenders’ proposed retention of such assets in satisfaction of the Senior Obligations (or a portion thereof), and the Subordinated Lenders consent to any such sale or disposition free and clear of any lien or security interest in favor of any Subordinated Lender. The Subordinated Lenders further agree that in the event any UGIES Party consents or fails to object to a proposed retention of such assets (or a portion thereof) by the Administrative Agent or the Senior Lenders in satisfaction of the Senior Obligations (or a portion thereof), the Subordinated Lenders hereby consent to such proposed retention regardless of whether the Subordinated Lenders are provided with notice of such proposed retention. The Subordinated Lenders agree that the Subordinated Lenders will not interfere with or in any manner oppose a sale or other disposition of any assets securing the Senior Obligations by the Administrative Agent or any Senior Lender. The Subordinated Lenders agree that neither the Administrative Agent nor any Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, or the collectibility of the Senior Obligations, that the Administrative Agent and the Senior Lenders shall be entitled to manage and supervise their loans to the Borrower in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances, without regard to the existence of any rights that any Subordinated Lender may now or hereafter have in or to any of the assets of the UGIES Parties, and that Administrative Agent and the Senior Lenders shall have no liability to the Subordinated Lenders for, and the Subordinated Lenders hereby waive to the fullest extent available under applicable law any claim which the Subordinated Lenders may now or hereafter have against, the Administrative Agent or any Senior Lender arising out of, any and all actions which the Administrative Agent or any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions or omissions with respect to the creation, perfection or continuation of liens or security interests in any property or assets securing the Senior Obligations or release thereof and other security for the Senior Obligations, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any property or assets securing the Senior Obligations and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party, together with actions and omissions in respect of any guarantor of the Senior Obligations including, but not limited to, the release of any such guarantor) with respect to the Credit Agreement, a Refinancing Agreement or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations. The Subordinated Lenders hereby agree that all payments received by any Senior Lender may be applied, reversed, and reapplied, in whole or in part, to any portion of the Senior Obligations, as the Senior Lenders, in their sole discretion, deem appropriate and assent to any extension or postponement of the time of payment of the Senior Obligations or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Obligations and to the addition or release of any other party or person primarily or secondarily liable therefor.
15.Invalidated Payments. To the extent that the Senior Lenders receive payments on, or proceeds of collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then for purposes of this Agreement, this Agreement and, to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall in each case be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders and Payment and Termination in Full shall be deemed to have not occurred.
16.Bankruptcy Issues. Each of the Subordinated Lenders agrees that the Administrative Agent and the Senior Lenders, or any one of them may consent to the use of cash collateral or provide or support others in providing financing (“DIP Financing”) to any of the UGIES Parties (under Section 363 or Section 364 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) or otherwise) on such terms and conditions and in such amounts as the Senior Lenders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such DIP Financing, the UGIES Parties (or a trustee appointed for the estate of the UGIES Parties) may grant to the Administrative Agent or the Senior Lenders liens and security interests upon all assets of the UGIES Parties, which liens and security interests (i) shall secure payment of all Senior Obligations (whether such Senior Obligations arose prior to the filing of the petition for relief or arises thereafter); and (ii) shall be superior in priority to the liens and security interests, if any, held by any of the Subordinated Lenders on or in the assets of the UGIES Parties. The Subordinated Lenders agree that they will not object to or otherwise oppose any such use of cash collateral consented to by the Administrative Agent or any such DIP Financing provided by one or more Senior Lenders or supported by the Administrative Agent. The Subordinated Lenders will not provide or support others in providing any DIP Financing that is not consented to or provided by the Administrative Agent or any Senior Lenders and, in any event, the Subordinated Lenders will not provide any DIP Financing that provides for Liens that are senior to or pari passu with any Liens securing the Senior Obligations. All allocations of payments between the Senior Lenders and the Subordinated Lenders shall, subject to any court order, continue to be made after the filing or other commencement of any Insolvency or Liquidation Proceeding on the same basis that the payments were to be allocated prior to the date of such filing or commencement. Each of the Subordinated Lenders agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of security interests, liens or other claims of the Subordinated Lenders, if any, under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lenders have consented to such sale or disposition of such assets. In the event that the Subordinated Lenders have or at any time acquire any security for the Subordinated Debt, each of the Subordinated Lenders agrees not to assert any right it may have to “adequate protection” of its interest in such security in any Insolvency or Liquidation Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Senior Lenders. Each of the Subordinated Lenders waives any claim it may now or hereafter have arising out of the Senior Lender’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any UGIES Party, as debtor in possession. Each of the Subordinated Lenders agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of any Senior Lender’s claim, (ii) challenging the validity or enforceability of any liens or security interests in assets securing the Senior Obligations or (iii) asserting any claims which any UGIES Party may hold with respect to the Administrative Agent or any Senior Lender. Each of the Subordinated Lenders agrees that it will not seek participation or participate on any creditors’ committee without the Senior Lenders’ prior written consent. In the event that the Senior Lenders consent to such participation, at the request of any Senior Lender, each Subordinated Lender will resign from its position on such committee.
17.No Bankruptcy Petition. Each Subordinated Lender hereby covenants and agrees that, prior to the date that is one year and one day after Payment and Termination in Full, such Subordinated Lender will not institute against, or join in any other Person in instituting against, any UGIES Party or any of its Subsidiaries, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other similar proceeding under the laws of the United States, any state of the United States or any other state or jurisdiction.
18.Administrative Agent’s and Senior Lenders’ Waivers. No right of the Administrative Agent or the Senior Lenders or any of them to enforce the subordination or other terms as provided in this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any UGIES Party or by any act or failure to act by any Senior Lender or the Administrative Agent, or by any noncompliance by any UGIES Party with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Senior Lenders, or any of them, or the Administrative Agent may have or with which any of them may be otherwise charged. No waiver shall be deemed to be made by the Administrative Agent or any Senior Lender of any of the Administrative Agent’s or the Senior Lenders’ rights hereunder, unless the same shall be in writing, signed on behalf of the Administrative Agent or the Senior Lenders, as applicable, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Administrative Agent or any Senior Lender or the obligations of the Subordinated Lenders to the Administrative Agent and the Senior Lenders in any other respect at any other time. The failure of the Administrative Agent or any Senior Lender to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of the Administrative Agent or the Senior Lenders thereafter to enforce each and every such provision. No waiver by the Administrative Agent and the Senior Lenders of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
19.Information Concerning Financial Condition of the UGIES Parties. The Subordinated Lenders hereby assume responsibility for keeping informed of the financial condition of the UGIES Parties, any and all endorsers and any and all guarantors of the Senior Obligations and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and/or Subordinated Debt that diligent inquiry would reveal, and the Subordinated Lenders hereby agree that neither the Administrative Agent nor any Senior Lender shall have any duty to advise the Subordinated Lenders of information known to the Administrative Agent or any Senior Lender regarding such condition or any such circumstances. In the event the Administrative Agent or any Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Subordinated Lenders, neither the Administrative Agent nor any Senior Lender shall be under any obligation (i) to provide any such information to the Subordinated Lenders on any subsequent occasion, or (ii) to undertake any investigation not a part of Administrative Agent’s or Senior Lender’s regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, the Administrative Agent or any Senior Lender wishes to or is contractually bound to maintain confidential.
20.CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
(A)        EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, NEW YORK AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER PROVIDED FOR NOTICES IN SECTION 22. ANY OBJECTION BASED UPON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION 20 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SENIOR LENDER TO SERVE LEGAL PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SENIOR LENDER TO BRING ANY

ACTION OR PROCEEDING AGAINST ANY OF THE SUBORDINATED LENDERS OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
(B)        EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(C)        EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTIONS 20, 21 AND 23, WITH COUNSEL OF ITS CHOICE AND IS FULLY AWARE OF THE LEGAL CONSEQUENCES AND EFFECTS OF AND HAS KNOWINGLY AGREED TO THE PROVISIONS HEREOF.
21.ARM’S LENGTH AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT AGREES AND ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN NEGOTIATED IN GOOD FAITH, AT ARM’S LENGTH, AND NOT BY ANY MEANS FORBIDDEN BY LAW.
22.Notices. Except as otherwise expressly provided for herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    If to the Administrative Agent or any Senior Lender at:
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
10 South Dearborn Street, 9th Floor, Mail Code IL1-0364
Chicago, IL 60603
Attn: Helen D. Davis (Email Address: helen.d.davis@jpmorgan.com)
with a copy to: large.corporate.agency@jpmorgan.com

(b)    If to any Subordinated Lender at:
c/o [__________]
        [__________]
[__________]
Attn: [__________]

Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
23.GOVERNING LAW. ANY DISPUTE BETWEEN ANY OF THE SUBORDINATED LENDERS AND THE ADMINISTRATIVE AGENT OR ANY SENIOR LENDER ARISING OUT OF,

CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAWS.
24.Counterparts; Facsimile Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Administrative Agent, on behalf of itself and each of the Senior Lenders, each of the Subordinated Lenders and the Borrower have each executed one counterpart. Each of the parties hereto agrees that a signature transmitted to the Administrative Agent or its counsel by facsimile or electronic transmission shall be effective to bind the party so transmitting its signature.
25.Complete Agreement; Merger. This Agreement, including the schedules and exhibits hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
26.No Third Party Beneficiaries. This Agreement is solely for the benefit of the Administrative Agent and the other Holders of Senior Obligations and their respective successors and assigns and the Subordinated Lenders and their successors and permitted assigns and is not intended to confer upon the UGIES Parties or any other third party any rights or benefits.
27.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law of a jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the prohibition or invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
28.Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
29.Authority. The signatories to this Agreement on behalf of the Subordinated Lenders hereby certify that they have all necessary authority to grant the subordination evidenced hereby and execute this Agreement on behalf of the Subordinated Lenders.
30.No Strict Construction. The parties (directly and through their counsel) hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Subordinated Lenders and the Administrative Agent have executed this Agreement as of the date set forth above.

SUBORDINATED LENDERS:

[_______________________]

By:______________________________
Name:
Title:

[_______________________]

By:______________________________
Name:
Title:

[_______________________]

By:______________________________
Name:
Title:

Signature Page to Subordination Agreement

Acknowledged and accepted:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: ____________________________
Its:

Signature Page to Subordination Agreement

Without in any way establishing any rights with respect to the terms thereof on behalf of any of the undersigned, the undersigned (on behalf of each UGIES Party) acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees to take no action or refrain from taking action inconsistent with the terms thereof.
UGI ENERGY SERVICES, LLC

By:_____________________________
Name:
Title:

Signature Page to Subordination Agreement

Schedule I
Subordinated Debt

1.	[____________________].

2.	[____________________].

3.	[____________________].

4.	[____________________].

5.	[____________________].

6.	[____________________].

EXHIBIT C‑1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W‑8BEN-E or IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:
Date: __________, 20[__ ]

EXHIBIT C‑2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W‑8BEN-E or IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: __________, 20[__ ]

EXHIBIT C‑3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN-E or IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN-E or IRS Form W‑8BEN, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: __________, 20[__ ]

EXHIBIT C‑4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or IRS Form W‑8BEN-E, as applicable or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN or IRS Form W‑8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:
Date: __________, 20[__ ]

EXHIBIT D
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].
2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]

By	Name: Title:
Accepted and agreed to as of the date first written above:
UGI ENERGY SERVICES, LLC
By:
    Name:
    Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By:
    Name:
    Title:

EXHIBIT E
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), to the Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[__________].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By	Name: Title:
Accepted and agreed to as of the date first written above:
UGI ENERGY SERVICES, LLC
By:
    Name:
    Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
As Administrative Agent
By:
    Name:
    Title:

Approved as of the date first written above:

[______________________]4
As an Issuing Bank

By:
    Name:
    Title:

__________
4 Include signature blocks for each then existing Issuing Bank.

EXHIBIT F

FORM OF THIRD AMENDED AND RESTATED GUARANTY
[Attached]

EXECUTION VERSION

THIRD AMENDED AND RESTATED GUARANTY
THIS THIRD AMENDED AND RESTATED GUARANTY (this “Guaranty”) is made as of August 13, 2019, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined below), under the Credit Agreement referred to below.
WITNESSETH
WHEREAS, UGI Energy Services, LLC, a Pennsylvania limited liability company (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), have entered into a certain Second Amended and Restated Credit Agreement, dated as of February 29, 2016 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated August 13, 2019, and as the same may be further amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;
WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower entered into that certain Second Amended and Restated Guaranty dated as of February 29, 2016 (the “Existing Guaranty”), in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, to guaranty the performance and payment in full of the Guaranteed Obligations;
WHEREAS, each Guarantor party to the Existing Guaranty wishes to affirm its obligations under the terms of the Existing Guaranty with respect to amounts owing by the Borrower under the Credit Agreement and wishes to amend and restate the terms of the Existing Guaranty;
WHEREAS, it is a condition precedent to the continued extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement), execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Obligations;
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to continue providing extensions of credit and other financial accommodations under, and the Collateral Agent to enter into, the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower; and
WHEREAS, it is the intention of the parties hereto that this Guaranty be merely an amendment and restatement of the Existing Guaranty and not constitute a novation of the obligations thereunder.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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SECTION 1.    Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
SECTION 2.    Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:
(A)    It is a corporation, partnership or limited liability company duly organized, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation, and has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing, in every jurisdiction where such qualification is required.
(B)    It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(C)    Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any applicable law, rule or regulation, the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries, or the provisions of any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or the assets thereof or (ii) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than as expressly contemplated by any Loan Document). No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, is required to be obtained or made by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of this Guaranty.
In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment or Letter of Credit outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.
SECTION 3.    Reaffirmation and Guaranty. Each Guarantor party to the Existing Guaranty affirms its obligations under and the terms and conditions of the Existing Guaranty and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Guarantor party to the Existing Guaranty acknowledges and agrees with the Administrative Agent that the Existing Guaranty is amended, restated and superseded in its entirety pursuant to the terms hereof. Furthermore, each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan

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made to the Borrower pursuant to the Credit Agreement, (ii) any obligations of the Borrower to reimburse LC Disbursements (“Reimbursement Obligations”), (iii) all obligations of the Borrower owing to any Lender or any affiliate of any Lender under any Swap Agreement or Banking Services Agreement, (iv) all other amounts payable by the Borrower or any of its Subsidiaries under the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents and (v) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” (provided that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor for purposes of determining the obligations of such Guarantor) and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Upon (x) the failure by the Borrower or any of its Subsidiaries, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
SECTION 4.    Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(A)    any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(B)    any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;
(C)    any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;
(D)    any change in the limited liability company, corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

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(E)    the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, the Collateral Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(F)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(G)    the failure of the Administrative Agent or the Collateral Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(H)    the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(I)    any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(J)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent or the Collateral Agent for repayment of all or any part of the Guaranteed Obligations;
(K)    the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or
(L)    any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, the Collateral Agent, any Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.
SECTION 5.    Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantors’ obligations

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hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in Dollars.
SECTION 6.    General Waivers; Additional Waivers.
(A)    General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
(B)    Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:
(i)    any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;
(ii)    (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)    its right, if any, to require the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against, the other Guarantors or any third party, or against any collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
(iv)    (a) any rights to assert against the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the

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impairment or suspension of the Administrative Agent’s, the Collateral Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s, the Collateral Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
(v)    any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.
SECTION 7.    Subordination of Subrogation; Subordination of Intercompany Indebtedness.
(A)    Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations, the Issuing Banks or the Administrative Agent or the Collateral Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations, the Collateral Agent, the Issuing Banks and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Holders of Guaranteed Obligations or the Issuing Banks. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent, the Collateral Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Collateral Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

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(B)    Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations, the Collateral Agent and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.
SECTION 8.    Contribution with Respect to Guaranteed Obligations.
(A)    To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been

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paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(B)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
(C)    This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
(D)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
(E)    The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.
SECTION 9.    Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that the obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitation, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
SECTION 11.    Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement (including by

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facsimile or other electronic communications) with respect to each of the Administrative Agent and the Collateral Agent at its notice address therein and with respect to any Guarantor, in care of the Borrower at the address of the Borrower set forth in the Credit Agreement or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.
SECTION 12.    No Waivers. No failure or delay by the Administrative Agent, the Collateral Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 13.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 13 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION 14.    Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent and the Collateral Agent with the consent of the Required Lenders under the Credit Agreement.
SECTION 15.    GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 16.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.
(A)    CONSENT TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT FOR NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.
(B)    Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment

9

or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(C)    Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (A) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(D)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.
(E)    WAIVER OF JURY TRIAL. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(F)    TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
SECTION 17.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
SECTION 18.    Taxes, Expenses of Enforcement, Etc.
(A)    Taxes.
(i)    Each payment by any Guarantor hereunder or under any promissory note or application for a Letter of Credit shall be made without withholding for any Taxes, unless

10

such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(ii)    In addition, such Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii)    As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(iv)    The Guarantors shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 18(A)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 18(A) shall be paid within fifteen (15) days after the Recipient delivers to any Guarantor a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 18(A) on behalf of any of its beneficial owners, an indemnity payment under this Section 18(A) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.
(v)    By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.
(B)    Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any documented costs and out-of-pocket expenses (including documented fees, charges and disbursements of counsel) paid or incurred by the Administrative Agent, the Collateral Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.
SECTION 19.    Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent and the Collateral Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations

11

(i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent or the Collateral Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent and the Collateral Agent) or any of their respective affiliates.
SECTION 20.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
SECTION 21.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
SECTION 22.    Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent and the Collateral Agent).
SECTION 23.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
SECTION 24.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other

12

Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 25.    Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e‑mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 26.    Termination of Guaranty. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.
SECTION 27.    Amendment and Restatement. This Guaranty amends and restates in its entirety the Existing Guaranty and this Guaranty in no way is intended to constitute a novation of any obligations owed by the Guarantors to the Administrative Agent under the Existing Guaranty, all of which are hereby reaffirmed, ratified and confirmed. All references in the Loan Documents to the Existing Guaranty shall be deemed to mean this Guaranty, as an amendment and restatement of the Existing Guaranty.
Remainder of Page Intentionally Blank.

13

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.
UGI ASSET MANAGEMENT, INC.

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
HELLERTOWN PIPELINE COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
HOMESTEAD HOLDING COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI LNG, INC.

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI STORAGE COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI DEVELOPMENT COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI MARCELLUS, LLC

Signature Page to Third Amended and Restated Guaranty

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI MT. BETHEL PIPELINE COMPANY, LLC

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI SUNBURY, LLC

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGID HOLDING COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI HUNLOCK DEVELOPMENT COMPANY

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI APPALACHIA, LLC

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI PENNANT, LLC

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President

UGI GIBRALTAR GATHERING, LLC

Signature Page to Third Amended and Restated Guaranty

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI PENNEAST, LLC
By: UGI Energy Services, LLC, its sole member

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President

Signature Page to Third Amended and Restated Guaranty

Acknowledged and agreed as of the date first written above:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent
By:    /s/ Helen D. Davis
    Name: Helen D. Davis
    Title: Authorized Officer

Signature Page to Third Amended and Restated Guaranty

ANNEX I TO GUARANTY
Reference is hereby made to the Third Amended and Restated Guaranty (the “Guaranty”) made as of August 13, 2019, by and among UGI ASSET MANAGEMENT, INC., HELLERTOWN PIPELINE COMPANY, HOMESTEAD HOLDING COMPANY, UGI LNG, INC., UGI STORAGE COMPANY, UGI DEVELOPMENT COMPANY, UGI MARCELLUS, LLC, UGI MT. BETHEL PIPELINE COMPANY, LLC, UGI SUNBURY, LLC, UGI PENNEAST, LLC, UGID HOLDING COMPANY, UGI HUNLOCK DEVELOPMENT COMPANY, UGI APPALACHIA, LLC, UGI PENNANT, LLC and UGI GIBRALTAR GATHERING, LLC (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent and the Collateral Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.
IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.
[NAME OF NEW GUARANTOR]
By
Its:

EXHIBIT G
LIST OF CLOSING DOCUMENTS

1.	[Attached]

LIST OF CLOSING DOCUMENTS
UGI ENERGY SERVICES, LLC
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
March 6, 2020
LIST OF CLOSING DOCUMENTS1
A.     LOAN DOCUMENTS

1.
Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among UGI Energy Services, LLC, a Pennsylvania limited liability company (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $260,000,000.

SCHEDULES

Schedule 2.01A	–	Commitments
Schedule 2.01B	–	Letter of Credit Commitments
Schedule 3.01	–	Subsidiaries
Schedule 5.09	–	Certain Mortgaged Properties
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Affiliate Transactions

EXHIBITS

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Subordination Terms
Exhibit C	–	Forms of Tax Certificates
Exhibit D	–	Form of Increasing Lender Supplement
Exhibit E	–	Form of Augmenting Lender Supplement
Exhibit F	–	Form of Subsidiary Guaranty
Exhibit G	–	List of Closing Documents
Exhibit H	–	Form of Borrowing Request
Exhibit I	–	Form of Interest Election Request
Exhibit J	–	Form of Security Agreement
Exhibit K	–	Form of Perfection Certificate
Exhibit L	–	Form of Perfection Certificate Supplement
Exhibit M	–	Form of Deed of Trust

2.	Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

__________
1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

3.	Reaffirmation Agreement by and among the Borrower, the Subsidiary Guarantors and the Administrative Agent.
B.     UCC DOCUMENTS & OTHER COLLATERAL-RELATED DELIVERIES

1.	UCC, tax, and judgment lien reports with respect to the Borrower and each Subsidiary Guarantor from the appropriate offices in the relevant jurisdictions.

2.	Copies of previously filed UCC-1 financing statements naming the Borrower and each Subsidiary Guarantor as debtor and the Administrative Agent as secured party.

3.	Intellectual property search reports with respect to the Borrower and each Subsidiary Guarantor from the United States Patent & Trademark Office and the United State Copyright Office.
C.     CORPORATE DOCUMENTS

1.	Perfection Certificate by and among the Borrower and the Subsidiary Guarantors.

2.
Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such Secretary of State, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

3.	Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization.
D.     OPINIONS

1.	Opinion of Latham & Watkins LLP, counsel for the Loan Parties.

2.	Opinion of McGuireWoods LLP, Pennsylvania counsel for the Loan Parties.

3.	Opinion of the General Counsel or an Assistant General Counsel for the Loan Parties.
E.     CLOSING CERTIFICATES AND MISCELLANEOUS

1.
A certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying the following: (i) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the Restatement Effective Date, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties were true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (ii) no Default or Event of Default has occurred and is then continuing.

2.
A certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent supporting the conclusion that, after giving effect to the Transactions on the Restatement Effective Date, the Borrower and its Subsidiaries, taken as a whole, are and will be Solvent as of the Restatement Effective Date.

EXHIBIT H
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
10 South Dearborn
Chicago, Illinois 60603
Attention: Leonida Mischke
Facsimile: (844) 490-5665
Re: UGI Energy Services, LLC
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of March 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Revolving Borrowing requested hereby:

1.	Aggregate principal amount of Revolving Borrowing[1]: __________

2.	Date of Revolving Borrowing (which shall be a Business Day): __________

3.	Type of Revolving Borrowing (ABR or Eurodollar): __________

4.	Interest Period and the last day thereof (if a Eurodollar Borrowing)[2]: __________

5.	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Revolving Borrowing are to be disbursed: __________
[Signature Page Follows]
____________
1 Not less than applicable amounts specified in Section 2.02(c).
2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby represents and warrants that the conditions to lending specified in Section 4.02 of the Credit Agreement are satisfied as of the date hereof.
Very truly yours,
UGI ENERGY SERVICES, LLC,
as the Borrower

By:
Name:
Title:

EXHIBIT I
FORM OF INTEREST ELECTION REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
10 South Dearborn
Chicago, Illinois 60603
Attention: Leonida Mischke
Facsimile: (844) 490-5665
Re: UGI Energy Services, LLC
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of March 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UGI Energy Services, LLC (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes an Interest Election Request, and the Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List date, Type, principal amount and Interest Period (if applicable) of existing Revolving Borrowing: __________

2.	Aggregate principal amount of resulting Borrowing: __________

3.	Effective date of interest election (which shall be a Business Day): __________

4.	Type of Borrowing (ABR or Eurodollar): __________

5.	Interest Period and the last day thereof (if a Eurodollar Borrowing)1: __________
[Signature Page Follows]

___________
1 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,
UGI ENERGY SERVICES, LLC,
as Borrower

By:
Name:
Title:

EXHIBIT J
FORM OF SECURITY AGREEMENT
[Attached]

EXECUTION VERSION

SECURITY AGREEMENT
dated as of
August 13, 2019
among
UGI ENERGY SERVICES, LLC,
as the Company,
and
THE OTHER GRANTORS PARTY HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

EXHIBITS
Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

SECURITY AGREEMENT dated as of August 13, 2019, among UGI ENERGY SERVICES, LLC, a Pennsylvania limited liability company (the “Company”) and each other entity identified as a “Grantor” on the signature pages hereof or who from time to time becomes a party hereto (together with the Company, the “Grantors” and each a “Grantor”) and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).
Reference is made to (i) the Second Amended and Restated Credit Agreement dated as of February 29, 2016 (as amended by the First Amendment (as defined below) and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; except as provided in Article 1.01(a) below, capitalized terms used in this Agreement but not defined in this Agreement having the respective meanings given to them in the Credit Agreement), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties from time to time party thereto, and (ii) the First Amendment to the Second Amended and Restated Credit Agreement, dated as of August 13, 2019 (the “First Amendment”) among the Company, the Lenders, the Administrative Agent and the Collateral Agent. The Secured Parties have agreed to extend credit to the Company subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents and each Person that is a counterparty to a Swap Agreement with a Loan Party or any Subsidiary and that is a Lender, the Administrative Agent or any of their Affiliates (each, a “Hedge Bank” and collectively, the “Hedge Banks”) agreed that they may perform certain obligations under one or more Swap Agreements. In connection with the execution and delivery of the First Amendment, the Company and each initial Grantor agreed to grant a security interest to the Collateral Agent to secure the Obligations. The obligations of (i) the Lenders and the Issuing Banks to continue extending such credit and (ii) the Hedge Banks to perform such obligations under the Swap Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Company) are subsidiaries of the Company, will derive substantial benefits from such extension of credit by the Lenders and the Issuing Banks and the performance by the Hedge Banks of their respective obligations and are willing to execute and deliver this Agreement in order to induce the Lenders to continue extending such credit and the Hedge Banks to continue performing their obligations under the Swap Agreements. Accordingly, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Certain Definitions; Rules of Construction. (a) All terms defined in the New York UCC (as defined herein) and not otherwise defined in this Agreement have the meanings specified in the New York UCC.
(a)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Agreement” means this Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
“Collateral” means the Article 9 Collateral and the Pledged Collateral.
“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Company” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
“Copyrights” means all of the following: (a) all copyright rights in any work subject to and under the copyright laws of the United States or any other jurisdiction (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office and (c) all renewals of any of the foregoing.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Agreement.
“Intellectual Property” means all intellectual property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, all additions, improvements and accessions to any of the foregoing, and all goodwill associated therewith.
“Intellectual Property Security Agreements” means the Patent Security Agreement, Trademark Security Agreement, and Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.
“Lender” and “Lenders” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all renewals, extensions, amendments and supplements thereof.
“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license or granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party and all rights of any Grantor under any such agreement.
“Patents” means all of the following: (a) all letters patent, all registrations and recordings thereof, and all applications for letters patent, including applications in the USPTO or in any similar office or agency and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Equity” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other certificated securities representing the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral; provided that the Pledged Securities shall not include any Excluded Property.
“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices and (d) all renewals of any of the foregoing.
“USCO” means the United States Copyright Office.
“USPTO” means the United States Patent and Trademark Office.

ARTICLE 2
PLEDGE OF SECURITIES
Section 2.01.    Pledge. As security for the payment or performance in full when due of the Obligations, including its Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests now or hereafter held by such Grantor in each Subsidiary (other than any such Equity Interests constituting Excluded Property), including the Equity Interests listed on Schedule I, and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); (a) any promissory note(s), Tangible Chattel Paper and Instrument(s) evidencing Indebtedness owed to such Grantor and listed opposite the name of such Grantor on Schedule I and any promissory note(s), Tangible Chattel Paper and Instrument(s) evidencing Indebtedness (including, without limitation, any intercompany notes) directly owing to such Grantor in the future (other than any such promissory note(s), Tangible Chattel Paper and Instrument(s) constituting Excluded Property) (the “Pledged Debt”); (a) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (a) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (a) subject to Section 2.06, all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything in this Agreement or any other Loan Document to the contrary, nothing in this Agreement shall constitute or be deemed to constitute a grant of a security interest in, and none of the Pledged Collateral shall include, any Excluded Property.
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
Section 2.02.    Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver to the Collateral Agent on the First Amendment Effective Date (or such later date as may be specified pursuant to the Credit Agreement) all Pledged Securities directly owned by it on such date and with respect to any Pledged Securities issued or acquired after such date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a compliance certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities. If any Pledged Equity consisting of uncertificated securities subsequently becomes certificated such that it constitutes Pledged Securities, the applicable Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a compliance certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Administrative

Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such certificates.
(a)    The Grantors will cause (or, with respect to Indebtedness owed to any Grantor by any Person other than the Company or any of its Subsidiaries, will use reasonable best efforts to cause) any Pledged Debt (other than such as may arise from ordinary course intercompany cash management obligations) constituting Indebtedness for borrowed money owed to any Grantor by any Person that is not a Grantor having a principal amount in excess of $25 million individually to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.
(b)    Upon delivery to the Collateral Agent, any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent.
Section 2.03.    Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule I correctly sets forth, as of the First Amendment Effective Date, a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity owned by such Grantor and (i) all the Pledged Debt having an aggregate value or face amount in excess of $25,000,000 owed to such Grantor;
(b)    (i) the Pledged Equity constituting an Equity Interest issued by a Grantor or a wholly owned Subsidiary of a Grantor has been (to the extent such concepts are relevant with respect to such Pledged Equity) duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable, and (ii) to the best of its knowledge, the Pledged Debt has been duly and validly authorized and issued by the issuers thereof and is the legal, valid and binding obligation of each issuer thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
(c)    as of the First Amendment Effective Date, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as held by such Grantor and (i) holds the same free and clear of all Liens, other than Liens not prohibited by Section 6.02 of the Credit Agreement;
(d)    except for restrictions and limitations imposed by the Loan Documents or securities laws generally or not prohibited by the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and
(g)    the execution and delivery by each Grantor of this Agreement and the pledge of the Pledged Collateral pledged by such Grantor pursuant hereto create a legal, valid and enforceable (subject to Liens not prohibited by Section 6.02 of the Credit Agreement) security interest in such Pledged Collateral and (i) in the case of Pledged Securities, upon the earlier of (x) delivery of such Pledged Securities to the Collateral Agent in accordance with this Agreement and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b) and (i) in the case of all other Pledged Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b), shall create a perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of such Pledged Collateral.
Section 2.04.    Actions with Respect to Certain Pledged Collateral. (a) Any limited liability company and any limited partnership whose Equity Interests are pledged by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (i) certificate any Equity Interests in any such limited liability company or such limited partnership or otherwise grant “control” under Section 8-106 of the Uniform Commercial Code. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated and is a “security” as defined under Article 8 of the Uniform Commercial Code, (A) each such certificate shall be delivered to the Collateral Agent pursuant to Section 2.02(a), and (A) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.
(a)    Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will, with respect to any Pledged Equity issued by such Grantor constituting “uncertificated securities”, comply with instructions of the Collateral Agent without further consent by the applicable owner or holder of such Equity Interests.
Section 2.05.    Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will, upon the request of the Collateral Agent, promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to exchange certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement (subject, with respect to Pledged Securities issued by any Person other than a wholly-owned Subsidiary of the Company, to the organizational documents or any other agreement binding on such issuer); provided, in each case, that the Collateral Agent shall give the Company prior written notice of its intent to exercise such rights.

Section 2.06.    Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended:
(i)    Subject to Section 2.06(c), each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose that would not violate the terms of this Agreement, the Credit Agreement and the other Loan Documents.
(ii)    Subject to Section 2.06(b) below, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the Credit Agreement or the other Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be promptly (and in any event no later than the next date on which a compliance certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Collateral Agent) or such later date as to which the Collateral Agent may agree in its discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
(b)    Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, and so long as any Borrowing is outstanding, all rights of any Grantor to receive dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, and shall be promptly (and in any event within thirty (30) days or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that have not been applied in accordance with the provisions of Section 4.02 hereof pursuant to this Section 2.06(b).
(c)    Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Collateral Agent. After all Events of Default have been cured or waived, (i) each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and (i) the obligations of the Collateral Agent pursuant to the terms of paragraph (a)(i) of this Section 2.06 shall be reinstated.
(d)    Any notice given by the Collateral Agent to the Company suspending the rights of the Grantors under paragraph (b) of this Section 2.06 (i) shall be given in writing, (i) may be given with respect to one or more of the Grantors at the same or different times and (i) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional written notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE 3
SECURITY INTERESTS IN PERSONAL PROPERTY
Section 3.01.    Security Interest. (a) As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of its right, title and interest in or to any and all of the following assets and properties, whether now owned, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (collectively, the “Article 9 Collateral”):

(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;
(vii) all General Intangibles;
(viii) all Intellectual Property, including all claims for, and rights to sue for, past, present or future infringements, misappropriations or other violations of Intellectual Property, and all income, royalties, damages and payments now or hereafter due or payable with respect to Intellectual Property;
(ix)    all Goods;
(x)    all Instruments;
(xi)    all Inventory, including goods that are returned, repossessed, stopped in transit or which are otherwise owned by any Grantor;
(xii) all Investment Property, Pledged Equity and other Pledged Collateral;
(xiii) all books and records pertaining to the Article 9 Collateral;
(xiv) all Letters of Credit and Letter of Credit Rights;
(xv) all Money, cash and cash equivalents;
(xvi) all Commercial Tort Claims described on Schedule 10 to the Perfection Certificate or any Perfection Certificate Supplement; and
(xvii) all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the terms “Collateral” and “Article 9 Collateral” shall not include) any Excluded Property.
(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar effect as being of an equal or lesser scope or with greater detail, and (i) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request. The Collateral Agent shall provide reasonable written notice to the Company of all such filings made by the Collateral Agent on or about the First Amendment Effective Date, and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter and, in each case, shall, upon the reasonable request of the Company, provide to the Company file-stamped copies thereof within a reasonable time following receipt thereof.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
(d)    The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming the applicable Grantor or Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent shall provide reasonable written notice to the Company of all such filings made by the Collateral Agent on or about the First Amendment Effective Date and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.
(e)    Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (i) filings at the USPTO or the USCO, as applicable, with respect to Intellectual Property as expressly provided for elsewhere herein, (i) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Pledged Securities as expressly required elsewhere herein or in the Credit Agreement and (i) Fixture filings in the applicable real estate records with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage. No Grantor shall be required to establish the Collateral Agent’s “control” over any Collateral other than the Collateral consisting of Pledged Securities as provided in Section 2.02.
(f)    Each Grantor (or the Company, in place of any Grantor) shall pay any applicable filing fees, recordation fees and related expenses relating to its Article 9 Collateral or any Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage, in each case, in accordance with Section 5.09(c) of the Credit Agreement.

Section 3.02.    Representations and Warranties. Each Grantor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Subject to Liens not prohibited by Section 6.02 of the Credit Agreement, such Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.
(b)    This Agreement has been duly executed and delivered by each Grantor that is party hereto and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).
(c)    The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate (or specified by written notice from the Company to the Collateral Agent after the First Amendment Effective Date in the case of filings, recordings or registrations required by the Credit Agreement after the First Amendment Effective Date), are all the filings, recordings and registrations (other than the Intellectual Property Security Agreements to be filed at the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks, Copyrights and Copyright Licenses) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration of a Uniform Commercial Code financing statement or Intellectual Property filing in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and amendments.
(d)    Each Grantor represents and warrants on the First Amendment Effective Date that Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes Excluded Property), United States registered Copyrights and exclusive Copyright Licenses in respect of United States registered Copyrights, respectively, have been or on or promptly after the First Amendment Effective Date shall be executed and delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary or reasonably requested to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks (except pending Trademark applications that constitute Excluded Property), Copyrights and exclusive Copyright Licenses in respect of United States registered Copyrights, to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks and Copyrights or exclusive Copyright Licenses in respect of United States registered Copyrights acquired or developed by any Grantor after the date hereof, and (i) the UCC financing and continuation statements and amendments contemplated in Section 3.02(c)).
(e)    The Security Interest constitutes a valid security interest in the Article 9 Collateral, and (i) when all appropriate filings, recordings, registrations and/or notifications are made (and all other actions are taken as may be necessary in connection therewith (including payment of any applicable filing and recording taxes)) as may be required under applicable law to perfect the Security Interest and (i) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement (except, for the avoidance of doubt, to the extent otherwise required by the Intercreditor Agreement)), the Security Interest in such Article 9 Collateral with respect to which such actions have been taken shall be perfected and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement and subject to any limitations or exclusions from the requirement to perfect the security interests and Liens on the Collateral described herein or in the Credit Agreement.
(f)    The Grantors own, and have rights in, the Article 9 Collateral free and clear of any Lien, except for Liens not prohibited by Section 6.02 of the Credit Agreement. Subject to the Intercreditor Agreement, none of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral, (i) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (i) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case to the extent the Lien or security interest evidenced thereby is not prohibited by the Credit Agreement.
Section 3.03.    Covenants.
(a)    Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings with respect to Fixtures associated with any Material Real Property that is subject to a Mortgage) or other documents in connection herewith or therewith, all in accordance with the terms of this Agreement and the Credit Agreement.
(b)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested in writing that the Company do so. Any and all reasonable amounts so expended by the Collateral Agent shall be reimbursed by the Grantors within fifteen (15) days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, that the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property included in the Collateral which any Grantor has abandoned or failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(c)(iii). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(c)    Intellectual Property Covenants.
(i)    In the event that any Grantor, either directly or through any agent, employee, licensee or designee, (A) files an application for the registration of (or otherwise becomes the owner of) any United States Patent, Trademark, Copyright or Copyright License with the USPTO or the USCO or (A) acquires any registration or application for registration of any United States Patent, Trademark, or Copyright or any Copyright License, such Grantor will, no later than the next date on which a compliance certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Collateral Agent) or such later date as to which the Collateral Agent may agree in its reasonable discretion), provide the Collateral Agent written notice thereof, and, upon request of the Collateral Agent, such Grantor shall promptly execute and deliver any and all Intellectual Property Security Agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest (for the benefit of the Secured Parties) in such United States Patent, Trademark, Copyright or Copyright License, and the general intangibles of such Grantor relating thereto or represented thereby (other than, in each case, to the extent constituting Excluded Property).
(ii)    Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer material, used or useful, and except to the extent failure to act would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application or Copyright License, now or hereafter included in such Article 9 Collateral of such Grantor.
(iii)    Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer material, used or useful, or except as would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iv)    Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer material, used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of its Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of its Trademarks abide by the applicable license’s terms with respect to standards of quality.
(v)    Notwithstanding clauses (i) through (iv) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent permitted by the Credit Agreement.
(d)    Except to the extent permitted under the Credit Agreement, each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title and rights to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.
ARTICLE 4
REMEDIES
Section 4.01.    Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (a) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be reasonably designated by the Collateral Agent; (a) enter into any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (a) with respect to any of the Article 9 Collateral consisting of Intellectual Property, exercise the remedies set forth in Section 4.03; (a) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (a) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors and the Company ten (10) Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to be commercially reasonable as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
Section 4.02.    Application of Proceeds.
(a)    Upon the exercise of remedies as set forth in Section 7.01 of the Credit Agreement and subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including amounts payable under Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement) payable under the Loan Documents to the Administrative Agent in its capacity as such and the Collateral Agent in its capacity as such, ratably in proportion to the respective amounts owing to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including amounts payable under Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Borrowings, any fees, premiums and scheduled periodic payments due under Swap Agreements or Banking Services Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Borrowings, unreimbursed LC Disbursements and to cash collateralize that portion of LC Exposure consisting of the aggregate undrawn amount of Letters of Credit and any breakage, termination or other payments under Swap Agreements or Banking Services Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Collateral Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, as directed by the Company or as otherwise required by law.

(b)    Subject to the Intercreditor Agreement and the Credit Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)    In making the determinations and allocations required by this Section 4.02, the Collateral Agent may rely conclusively upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.
Section 4.03.    Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon ten (10) Business Days’ prior written notice to the Company, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any applicable law, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent not prohibited by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks (it being understood that, notwithstanding anything herein to the contrary, any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default). Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, subject only to the giving of ten (10) days’ written notice to such Grantor and the Company, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a United States Patent, Trademark or Copyright or Copyright License, and to record the same.
ARTICLE 5
MISCELLANEOUS
Section 5.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor other than the

Company shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.
Section 5.02.    Waivers; Amendment; Several Agreement. (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets or any other compliance with the requirements of this Agreement where it reasonably determines in writing, in consultation with the Company, that the creation or perfection of security interests in or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement.
(b)    This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented (including by the addition of a Grantor pursuant to a Security Agreement Supplement), waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
Section 5.03.    Collateral Agent’s Fees and Expenses. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder (including without limitation disbursements of the Collateral Agent pursuant to Section 5.14) and indemnity for its actions in connection herewith to the extent provided in Sections 9.03 of the Credit Agreement.
(a)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.

Section 5.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 9.04 of the Credit Agreement.
Section 5.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of this Agreement in accordance with Section 5.12(a).
Section 5.06.    Counterparts; Effectiveness; Successors and Assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding, without the consent of any other party, upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as permitted by this Agreement or the other Loan Documents (it being understood that a merger or consolidation not prohibited by the Credit Agreement shall not constitute an assignment or transfer).
Section 5.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 5.08.    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) THE TERMS OF SECTION 9.09 OF THE CREDIT AGREEMENT WITH RESPECT TO GOVERNING LAW, SUBMISSION OF JURISDICTION AND VENUE ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
(a)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 5.09.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 5.10.    Security Interest Absolute. To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (a) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (a) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
Section 5.11.    Intercreditor Agreement Governs.
(a)    Notwithstanding anything herein to the contrary, (i) the priority of the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (i) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement regarding the priority of the liens and the security interests granted to the Collateral Agent or exercise of any rights or remedies by the Collateral Agent, the terms of the Intercreditor Agreement shall govern.
(b)    Notwithstanding anything herein to the contrary, to the extent any Grantor is required hereunder to deliver Collateral to, or the possession or control by, the Collateral Agent for purposes of possession and/or “control” (as such term is used herein) and is unable to do so as a result of having previously delivered such Collateral to the Controlling Authorized Representative (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed complied with and satisfied by the delivery to the Controlling Authorized Representative (as defined in the Intercreditor Agreement), as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party (as defined in the Intercreditor Agreement).

Section 5.12.    Termination or Release.
(a)    This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Commitments and payment in full of all Obligations (other than (i) indemnities and contingent obligations with respect to which no claim for reimbursement has been made in writing, (ii) Swap Agreements, and (iii) Banking Services, other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Company or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).
(b)    A Grantor (other than the Company) shall automatically be released from its obligations hereunder in accordance with, and to the extent provided by, Section 9.14 of the Credit Agreement.
(c)    The security interest granted hereunder by any Grantor in any Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral (i) at the time the property subject to such security interest is transferred or to be transferred as part of or in connection with any transfer not prohibited by the Credit Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by such Grantor upon its reasonable request without further inquiry) to any person other than a Grantor, (ii) subject to Section 9.02 of the Credit Agreement, if the release of such security interest is approved, authorized or ratified in writing by the Required Lenders or (iii) upon release of such Grantor from its obligations hereunder pursuant to Section 5.12(b) above.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.12, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Article VIII and Section 9.14 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Collateral Agent.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, each Secured Party by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Company or any of its Subsidiaries under any Loan Document shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (i) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Secured Party.
Section 5.13.    Additional Grantors. Each direct or indirect Domestic Subsidiary of the Company that is required to enter into this Agreement as a Grantor pursuant to Section 5.09(b) of the Credit Agreement shall, and any Subsidiary of the Company may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder or of any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 5.14.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable and consistent with the terms of this Agreement and the Credit Agreement to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable for the term hereof and coupled with an interest. The foregoing appointment shall terminate upon termination of this Agreement (or, with respect to any Grantor released from its obligations hereunder in accordance with Section 5.12 before termination of this Agreement, upon such release of such Grantor) and the Security Interest granted hereunder pursuant to Section 5.12(a). Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (a) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (a) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (a) to send verifications of Accounts to any Account Debtor; (a) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (a) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (a) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (a) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 5.05 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (a) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Anything in this Section 5.14 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the appointment provided for in this Section 5.14 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. The Collateral Agent shall not be liable in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.
Section 5.15.    General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (a) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto,

(a) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (a) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
Section 5.16.    Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.
Section 5.17.    Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures, and the terms of this Agreement shall control in the case of all other Collateral.
Section 5.18.    Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 5.19.    Miscellaneous. (a) The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.
(a)    The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from a Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
UGI ENERGY SERVICES, LLC,
as a Grantor
By:     /s/ Joseph L. Hartz
    Name: Joseph L. Hartz
    Title: President
UGI ASSET MANAGEMENT, INC.,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
HELLERTOWN PIPELINE COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
HOMESTEAD HOLDING COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI LNG, INC.,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI STORAGE COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President

Signature Page to Security Agreement

UGI DEVELOPMENT COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI MARCELLUS, LLC,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI MT. BETHEL PIPELINE COMPANY, LLC
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI SUNBURY, LLC
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGID HOLDING COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI HUNLOCK DEVELOPMENT COMPANY,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President

Signature Page to Security Agreement

UGI APPALACHIA, LLC,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI PENNANT, LLC,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI GIBRALTAR GATHERING, LLC,
as a Grantor

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President
UGI PENNEAST, LLC
By: UGI Energy Services, LLC, its sole member

By	/s/ Joseph L. Hartz Name: Joseph L. Hartz Title: President

Signature Page to Security Agreement

JPMORGAN CHASE BANK, N.A., as Collateral Agent
/s/ Helen D. Davis
Name: Helen D. Davis
Title: Authorized Officer

Signature Page to Security Agreement

SCHEDULE I
PLEDGED EQUITY

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests
Energy Services Funding Corporation	2	UGI Energy Services, LLC	100	100%
UGI Asset Management, Inc.	3	UGI Energy Services, LLC	100	100%
Hellertown Pipeline Company	1	UGI Energy Services, LLC	100	100%
Homestead Holding Company	2	UGI Energy Services, LLC	100	100%
UGI LNG, Inc.	1	UGI Energy Services, LLC	100	100%
UGI Storage Company	1	UGI Energy Services, LLC	100	100%
UGI Development Company	5	UGI Energy Services, LLC	9,487	100%
UGI Marcellus, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Mt. Bethel Pipeline Company, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Sunbury, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI PennEast, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Ponderosa, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Bethlehem LNG, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Peaking, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Gathering, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Texas Creek, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Transmission, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGI Appalachia, LLC	N/A	UGI Energy Services, LLC	100%	100%
UGID Holding Company	2	UGI Development Company	100	100%

Schedule I-1

UGI Hunlock Development Company	3	UGI Development Company	100	100%
Hunlock Energy, LLC	N/A	UGI Development Company	100%	100%
UGID Conemaugh, LLC	N/A	UGI Development Company	100%	100%
UGI Pennant, LLC	N/A	UGI Appalachia, LLC	100%	100%
UGI Gibraltar Gathering, LLC	N/A	UGI Appalachia, LLC	100%	100%
UGI PennEast, LLC	N/A	PennEast Pipeline Company, LLC	20%	100%
UGI Pennant, LLC	N/A	Pennant Midstream, LLC	47.025%	100%

PLEDGED DEBT
None.

Schedule I-2

EXHIBIT I TO THE
SECURITY AGREEMENT
SUPPLEMENT NO. [__] dated as of [__], to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of August 13, 2019 among UGI ENERGY SERVICES, LLC (“the Company”), as a Grantor, the other Grantors party thereto and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
A.    Reference is made to the Second Amended and Restated Credit Agreement dated as of February 29, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties from time to time party thereto.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
C.    The Grantors have entered into the Security Agreement in order to induce the Lenders to continue making Loans, the Issuing Banks to continue issuing Letters of Credit and the Hedge Banks to continue entering into the Swap Agreements. Section 5.13 of the Security Agreement provides that certain additional Subsidiaries of the Company may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans, the Issuing Banks to issue additional Letters of Credit and the Hedge Banks to continue entering into Swap Agreements and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 5.13 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference. The New Subsidiary hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates. The New Subsidiary agrees to provide such information to the Collateral Agent promptly upon any reasonable request.
SECTION 2.    The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by laws affecting creditors’ rights generally and by general principles of equity.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owed to the New Subsidiary.
SECTION 5.    Except as supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 7.    If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

SCHEDULE I
TO SUPPLEMENT NO ___ TO THE
SECURITY AGREEMENT
PLEDGED EQUITY

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT

Issuer	Principal Amount	Date of Note	Maturity Date

EXHIBIT II
FORM OF
PATENT SECURITY AGREEMENT
PATENT SECURITY AGREEMENT, dated as of [__] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
Reference is made to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of August 13, 2019, among UGI Energy Services, LLC (“the Company”), as a Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Second Amended and Restated Credit Agreement dated as of February 29, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties from time to time party thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to continue extending such credit and the Hedge Banks to continue entering into the Swap Agreements. Accordingly, the parties hereto agree as follows:
Section 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including applications in the USPTO or in any similar office or agency of the United States, (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein, (c) all claims for, and rights to sue for, past, present or future infringements or other violations of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof.
Section 2.    Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in or to any and all of the following assets and properties, whether now owned, or at any time hereafter acquired by or arising in favor of such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):
(a) All Patents, including those listed on Schedule I hereto; and

Exhibit II-

(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3.    Termination. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.
Section 4.    Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
Section 5.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 6.    Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
Section 7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature

Exhibit II-

page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on following page]

Exhibit II-

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor
By:
Name:
Title:

Exhibit II-4

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

Exhibit II-

Schedule I
Short Particulars of U.S. Patent Collateral
United States Issued Patents:

OWNER	PATENT NUMBER	TITLE

United States Patent Applications:

OWNER	APPLICATION NUMBER	TITLE

Exhibit II-

EXHIBIT III
FORM OF
TRADEMARK SECURITY AGREEMENT
TRADEMARK SECURITY AGREEMENT, dated as of [__] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
Reference is made to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of August 13, 2019, among UGI Energy Services, LLC (“the Company”), as a Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Second Amended and Restated Credit Agreement dated as of February 29, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties from time to time party thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to continue extending such credit and the Hedge Banks to continue entering into the Swap Agreements. Accordingly, the parties hereto agree as follows:
Section 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, protected under the laws of the United States or any state or political subdivision thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices in any state of the United States or any political subdivision thereof, (d) all renewals of any of the foregoing, (e) all claims for, and rights to sue for, past, present or future infringements or other violations of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof.
Section 2.    Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in or to any and all of the following assets and properties, whether now owned, or at any time hereafter acquired by or arising in favor of such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

Exhibit III-1

(a) All Trademarks, including those listed on Schedule I hereto; and
(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property, including any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto to the extent that, and solely during the period in which, a grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law.
Section 3.    Termination. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.
Section 4.    Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
Section 5.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 6.    Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Exhibit III-

Section 7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on following page]

Exhibit III-

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor
By:
Name:
Title:

Exhibit III-

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

Exhibit III-

Schedule I
Short Particulars of U.S. Trademark Collateral

Grantor	Registered Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit III-

EXHIBIT IV
FORM OF
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT SECURITY AGREEMENT, dated as of [__] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
Reference is made to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of August 13, 2019, among UGI Energy Services, LLC (“the Company”), as a Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Second Amended and Restated Credit Agreement dated as of February 29, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties from time to time party thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to continue extending such credit and the Hedge Banks to continue entering into the Swap Agreements. Accordingly, the parties hereto agree as follows:
Section 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, (A) “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office or agency of the United States, (c) all renewals of any of the foregoing, (d) all claims for, and rights to sue for, past, present or future infringements or other violations of any of the foregoing, and (e) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof and (B) “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
Section 2.    Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in or to any and all of the following assets and properties, whether now owned,

Exhibit IV-

or at any time hereafter acquired by or arising in favor of such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(a) All Copyrights, including those listed on Schedule I hereto;
(b) all exclusive Copyright Licenses with respect to registered United States Copyrights under which any Grantor is the licensee, including those listed on Schedule I hereto; and
(c) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding anything to the contrary in (a) through (c) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3.    Termination. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.
Section 4.    Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
Section 5.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 6.    Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Exhibit IV-

Section 7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on following page]

Exhibit IV-

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor
By:
Name:
Title:

Exhibit IV-

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

Exhibit IV-

Schedule I
Short Particulars of U.S. Copyright Collateral
Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Exclusive Copyright Licenses:

OWNER / LICENSOR	LICENSEE	REGISTRATION NUMBER	TITLE

EXHIBIT K
FORM OF PERFECTION CERTIFICATE
[Attached]

PERFECTION CERTIFICATE
[__], 20[__]
Reference is hereby made to that certain Security Agreement, dated as of August 13, 2019 (the “Security Agreement”), among UGI Energy Services, LLC (the “Borrower”), the other Grantors from time to time party thereto (collectively with the Borrower, the “Companies” and each, a “Company”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.
I, an undersigned officer of each Company, do hereby certify on behalf of each Company, solely in my capacity as an officer of each Company and not in my individual capacity, as follows:
1.Names. (i) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or comparable organizational document, is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(a)    Set forth in Schedule 1(b) hereto are any other corporate or organizational names that any Company, or any business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time in the past five years, has had in the past five years, together with the date of the relevant change.
(b)    Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) currently used by any Company. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2.    Current Locations. (i) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
(a)    Set forth in Schedule 2(b) are all locations where each Company maintains any material books or records relating to any Collateral.
(b)    Set forth in Schedule 2(c) hereto are all the other material places of business of each Company.
(c)    Set forth in Schedule 2(d) hereto are all other material locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
3.    UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 3 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 4 hereof.

4.    Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3.
5.    Real Property. Attached hereto (a) as Schedule 5(a) is a list of all real property owned by each Company constituting Material Real Property as of the Effective Date and filing offices for Mortgages as of the Effective Date and (b) as Schedule 5(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 5(a).
6.    Termination Statements. Attached hereto as Schedule 6(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 6(b) hereto with respect to each Lien described therein.
7.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7(b) is each equity investment of each Company (other than the equity interest set forth on Schedule 7(a)) setting for the percentage of such equity interest pledged under the Security Agreement.
8.    Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Effective Date having an aggregate value or face amount in excess of $25,000,000, including all intercompany notes between or among any two or more Companies.
9.    Intellectual Property. Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
10.    Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company in excess of $25,000,000, including a brief description thereof.
11.    Letter-of-Credit Rights. Attached hereto as Schedule 11 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, having an aggregate value or face amount in excess of $25,000,000.
12.    Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 12 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of the date first above written.
UGI Energy Services, LLC,
as the Borrower

By:
    Name:
    Title:

UGI Asset Management, Inc.
Hellertown Pipeline Company
Homestead Holding Company
UGI LNG, Inc.
UGI Storage Company
UGI Development Company
UGI Marcellus, LLC
UGI Mt. Bethel Pipeline Company, LLC
UGI Sunbury, LLC
UGID Holding Company
UGI Hunlock Development Company
UGI Appalachia, LLC
UGI Pennant, LLC
UGI Gibraltar Gathering, LLC,
each as a Grantor

By:
    Name:
    Title:

UGI PennEast, LLC, as a Grantor
By: UGI Energy Services, LLC, its sole member

By:
    Name:
    Title:

[Signature Page to Perfection Certificate]

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Tax Payer Identification Number	State of Formation

Schedule 1(b)
Prior Organizational Names

Company	Prior Name	Date of Change

Schedule 1(c)
Changes in Corporate Identity; Other Names

Name	Jurisdiction/County

Schedule 2(a)
Chief Executive Offices
[Address]

Schedule 2(b)
Location of Books

[Address]

Schedule 2(c)
Other Places of Material Business
[Address]

Schedule 2(d)
Additional Locations of Equipment and Inventory

[Address]

Schedule 3
Copy of Financing Statements To Be Filed
See attached.

Schedule 4
Filings/Filing Offices

Type of Filing	Entity	Filing Office

Schedule 5(a)
Owned Real Property

Entity of Record	Address	City	County	State	Filing Office

Schedule 5(b)
Leases
[_____________]

Schedule 6(a)
Copy of Termination Statements To Be Filed
[__________]

Schedule 6(b)
Termination Statement Filings
[__________]

Schedule 7(a)
Equity Interests of Companies and Direct Subsidiaries

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

Schedule 7(b)

Other Equity Interests

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

Schedule 8
Instruments and Tangible Chattel Paper
[____________]

Schedule 9(a)
Intellectual Property Filings
Patents and Trademarks
U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.
2.
3.

U.S. TRADEMARK APPLICATIONS

	Owner	Title	Application Number
1.
2.

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

U.S. PATENTS

	Patent No.	Issued	Expiration	Title	Owner
1.
2.

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 9(b)
Copyrights
U.S. COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Owner
1.
2.

U.S. COPYRIGHT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 10
Commercial Tort Claims
[_____________]

Schedule 11
Letter of Credit Rights
[______________]

Schedule 12
Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Type of Account	Bank or Intermediary	Account Number

EXHIBIT L
FORM OF PERFECTION CERTIFICATE SUPPLEMENT
Reference is hereby made to (a) that certain Third Amended and Restated Credit Agreement, dated as of March 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among UGI Energy Services, LLC (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (b) that certain Security Agreement, dated as August 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors from time to time party thereto (collectively with the Borrower, the “Companies” and each, a “Company”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.
I, an undersigned officer of each Company, do hereby certify on behalf of each Company, solely in my capacity as an officer of each Company and not in my individual capacity, as follows:
1.    Names. (i) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or comparable organizational document, is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(a)    Set forth in Schedule 1(b) hereto are any other corporate or organizational names that any Company, or any business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time in the past five years, has had in the past five years, together with the date of the relevant change.
(b)    Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) currently used by any Company. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2.    Current Locations. (i) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
(a)    Set forth in Schedule 2(b) are all locations where each Company maintains any material books or records relating to any Collateral.
(b)    Set forth in Schedule 2(c) hereto are all the other material places of business of each Company.
(c)    Set forth in Schedule 2(d) hereto are all other material locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.

3.    UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 3 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 4 hereof.
4.    Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3.
5.    Real Property. Attached hereto (a) as Schedule 5(a) is a list of all real property owned by each Company constituting Material Real Property as of the Effective Date and filing offices for Mortgages as of the Effective Date and (b) as Schedule 5(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 5(a).
6.    Termination Statements. Attached hereto as Schedule 6(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 6(b) hereto with respect to each Lien described therein.
7.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7(b) is each equity investment of each Company (other than the equity interest set forth on Schedule 7(a)) setting for the percentage of such equity interest pledged under the Security Agreement.
8.    Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Effective Date having an aggregate value or face amount in excess of $25,000,000, including all intercompany notes between or among any two or more Companies.
9.    Intellectual Property. Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
10.    Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company in excess of $25,000,000, including a brief description thereof.
11.    Letter-of-Credit Rights. Attached hereto as Schedule 11 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, having an aggregate value or face amount in excess of $25,000,000.

12.    Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 12 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate Supplement as of the date first above written.
UGI Energy Services, LLC,
as the Borrower

By:
    Name:
    Title:

[•],
as a Grantor

By:
    Name:
    Title:

[Signature Page to Perfection Certificate Supplement]

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Tax Payer Identification Number	State of Formation

Schedule 1(b)
Prior Organizational Names

Company	Prior Name	Date of Change

Schedule 1(c)
Changes in Corporate Identity; Other Names

Name	Jurisdiction/County

Schedule 2(a)
Chief Executive Offices
[Address]

Schedule 2(b)
Location of Books

[Address]

Schedule 2(c)
Other Places of Material Business
[Address]

Schedule 2(d)
Additional Locations of Equipment and Inventory

[Address]

Schedule 3
Copy of Financing Statements To Be Filed
See attached.

Schedule 4
Filings/Filing Offices

Type of Filing	Entity	Filing Office

Schedule 5(a)
Owned Real Property

Entity of Record	Address	City	County	State	Filing Office

Schedule 5(b)
Leases
[_____________]

Schedule 6(a)

Copy of Termination Statements To Be Filed
[__________]

Schedule 6(b)
Termination Statement Filings
[__________]

Schedule 7(a)
Equity Interests of Companies and Direct Subsidiaries

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

Schedule 7(b)

Other Equity Interests

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

Schedule 8
Instruments and Tangible Chattel Paper
[____________]

Schedule 9(a)
Intellectual Property Filings
Patents and Trademarks
U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.
2.
3.

U.S. TRADEMARK APPLICATIONS

	Owner	Title	Application Number
1.
2.

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

U.S. PATENTS

	Patent No.	Issued	Expiration	Title	Owner
1.
2.

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 9(b)
Copyrights
U.S. COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Owner
3.
4.

U.S. COPYRIGHT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 10
Commercial Tort Claims
[_____________]

Schedule 11
Letter of Credit Rights
[______________]

Schedule 12
Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Type of Account	Bank or Intermediary	Account Number

EXHIBIT M

FORM OF DEED OF TRUST
[Attached]

THIS IS AN OPEN-END MORTGAGE UNDER 42 Pa.C.S.A §8143 WHICH SECURES FUTURE ADVANCES. THE MAXIMUM AMOUNT SECURED BY THIS MORTGAGE IS $520,000,000, PLUS ACCRUED BUT UNPAID INTEREST, FEES, COSTS EXPENSES, AND ADVANCES MADE AS PROVIDED HEREIN. All notices required to be given to Mortgagee pursuant to 42 Pa.C.S.A. §8143 shall be given as set forth in Section 10.1 of this Open-End Mortgage.
253598777

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, AND FINANCING STATEMENT
by and from
UGI DEVELOPMENT COMPANY, a Pennsylvania corporation and HUNLOCK ENERGY, LLC, a Delaware limited liability company,
“Mortgagor”
to
JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent,
“Mortgagee”
Dated as of January 29, 2020
Effective as of ____________, 2020
Location: 390 State Route 11
Municipality: Township of Hunlock/Hunlock Creek
County: Luzerne
State: Commonwealth of Pennsylvania
Tax Parcel No.: 29-J6-00A-005-000 (Parcel A) and 29-J6-00A-05B-000 (Parcel B)
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Elizabeth McCloy

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, AND FINANCING STATEMENT

THIS IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, AND FINANCING STATEMENT, dated as of January 29, 2020, effective as of _______________, 2020 (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), is by and from UGI Development Company, a Pennsylvania corporation and Hunlock Energy, LLC, a Delaware limited liability company (collectively, “Mortgagor”), as Mortgagor, whose address for notice hereunder is 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Treasurer (Facsimile No. (610) 992-3259; Telephone No. (610) 337-1000; Email Address: UGI-TREASURY@ugicorp.com), in favor of JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent for the benefit of the Secured Parties as identified in the Credit Agreement (as hereinafter defined), and any successor administrative agent appointed pursuant to the Credit Agreement (in such capacity being sometimes referred to herein as “Mortgagee”), as Mortgagee, whose address for notice hereunder is, for any credit-related matters, 10 South Dearborn, 9th Floor, Mail Code IL1-0364, Chicago, IL 60603, Attention: Helen D. Davis (Telephone No. (312) 732-1759; Email Address: helen.d.davis@jpmorgan.com), with a copy to large.corporate.agency@jpmorgan.com, and for any loan-related matters, 10 S. Dearborn St., L2 Floor, Chicago, IL 60603, Attention: Leonida Mischke (Facsimile No. (844) 490-5665; Telephone No. (312) 383-7055; Email Address: Leonida.G.Mischke@jpmorgan.com and/or JPM.Agency.Servicing.1@jpmorgan.com).
RECITALS:
WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 29, 2016 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated August 13, 2019, and as the same may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” which term shall also include and refer to any increase in the amount of indebtedness permitted under the Credit Agreement and any refinancing or replacement of the Credit Agreement or (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors in each case pursuant to and in accordance with the terms of the Credit Agreement) by and among UGI ENERGY SERVICES, LLC, a Pennsylvania limited liability company (the “Borrower”), each of the Lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), and the other agents from time to time party thereto;
WHEREAS, reference is made to that certain Third Amended and Restated Guaranty dated as of August 13, 2019 by the Initial Guarantors party thereto (including Mortgagor) in favor of Mortgagee;
WHEREAS, Mortgagor will receive substantial benefits from the execution, delivery of and performance of the obligations under the Credit Agreement and the other Loan Documents and is, therefore, willing to enter into this Mortgage;

WHEREAS, this Mortgage is given by Mortgagor to Mortgagee as Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined); and
WHEREAS, it is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that Mortgagor execute and deliver the applicable Loan Documents, including this Mortgage;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:
“Loan Parties” means, collectively, the Mortgagor, the Borrower and the other Guarantors.
“Mortgaged Property” means all of Mortgagor’s right, title and interest in (i) all real property together with all right, title, interest and privilege of Mortgagor unto all fee simple title or absolute ownership rights, leaseholds, leasehold estates, easements, rights-of-way and licenses in and to that certain real property in which Mortgagor has an interest and located in the county in which this Mortgage is recorded, including, without limitation, the real property and oil, gas and/or other mineral properties and oil, gas and/or mineral leases or other agreements further described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor, without regard to any limitations as to specific interests, lands or depths that may be set forth in Exhibit A or in any of the leases or other agreements described in Exhibit A (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (which for the avoidance of doubt, as of the date hereof, shall not include (a) that certain liquid propane air building and (b) that certain 8 foot by 10 foot shed adjacent to the propane plant, each located on the Land and owned by the Borrower) (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus, systems and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used primarily in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all structures, buildings, processing plants, compressor sites, treating facilities, fractionation stations, storage tanks, pump stations, meter sites, pipes and pipelines below the ground as well as on the surface, gathering systems for the transportation and delivery of oil, natural gas, other gas products, other hydrocarbons and other liquids, wells, pumping units, wellhead equipment, tanks, flow lines, gathering lines, compressors, dehydration units, separators, meters, injection facilities, salt water disposal facilities, platforms, drilling and other rigs, and all other improvements, all related fixtures and equipment, constructed or to be constructed, located or to be located on, over or across the Land, including, without limitation, all loops, laterals, mains, lines, gauges, drips, valves, fittings, meters, controls, tanks, vessels, separators, corrosion equipment, headers, aerial suspension river crossings, connections, parts, tools, cathodic or electrical protection units, by-passes, regulators, pumps, compressors, water lines, chemical lines, gate valves, fire hydrants and measuring stations so constructed, located, used or related (all of the foregoing described in this clause (iv) are herein collectively referred to as the “Facility”); (v) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, contracts, agreements (including all oil, natural gas, other gas products, other hydrocarbon and other liquid sales, purchase, exchange, transmission, transportation, treating and/or processing contracts, operating agreements, equipment leases, production sales contracts, farmout and/or farm-in agreements, oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders and the units created thereby, including units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction, all hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction, and all geological, geophysical, engineering, title and other technical data) and other agreements entered into by Mortgagor and in each case relating to the Facility, the Premises, inventory, accounts or other personal property, such properties, and all other contracts and agreements, whether now in existence or hereafter made, which are entered into by Mortgagor and which relate to the Premises, the Facility, inventory and accounts (together with any and all renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any such contracts and agreements), chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (vi) all production and inventory, of whatever kind, type or nature, including specifically but without limitation, all oil, natural gas, other gas products, other hydrocarbons and other liquids now, or which may at any time hereafter, be produced from or allocated to the Premises (the “Production”), and any products processed or obtained therefrom, together with all other as-extracted collateral related thereto, and together with all liens and security interests securing payment of the proceeds thereof, or owned by Mortgagor and which may be placed in or is in the process of being passed through, any part of the Facility; (vii) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Premises (the “Deposit Accounts”); (viii) all leases, licenses, permits, franchises, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Premises, together with all related security and other deposits subject to depositors’ rights and requirements of law (the “Leases”); (ix) all of the rents, revenues, royalties, income, proceeds, profits, security, payments in lieu of production, including “take or pay” payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing agreement as a result of Mortgagor’s rights as a result of Mortgagor taking or having taken less gas from the Premises than its ownership thereof would entitle it to receive and other types of deposits subject to depositors’ rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Premises (the “Rents”); (x) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Premises (the “Property Agreements”); (xi) all rights, privileges, tenements, hereditaments, rights of way, easements, servitudes, permits, surface and subsurface leases, appendages and appurtenances appertaining to the Land, the Facility,

Improvements, Fixtures or Personalty; (xii) all property tax refunds payable to Mortgagor in respect of the Land (the “Tax Refunds”); (xiii) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, in each case to the extent they relate to the Land, the Facility, Improvements, Fixtures or Personalty (the “Proceeds”); (xiv) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the Land, the Facility, Improvements, Fixtures or Personalty (the “Insurance”); and (xv) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, the Facility, Improvements, Fixtures or Personalty (the “Condemnation Awards”); provided that in no event shall the Mortgaged Property include any Excluded Property. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.
“Secured Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Restricted Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the “Restatement Effective Date” (as defined in the Credit Agreement) or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the other instruments at any time evidencing any thereof; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
SECTION 10.02.    Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. Section 1.03 and Section 1.04 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.
ARTICLE II
GRANT
In consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the full and timely payment of the Secured Obligations and the full and timely performance and discharge of the obligations of the Loan Parties under the Loan Documents, Mortgagor does hereby GRANT, BARGAIN, SELL, MORTGAGE, CONVEY, TRANSFER, ASSIGN AND SET OVER unto Mortgagee for the benefit of the Secured Parties and grant to Mortgagee for the benefit of the Secured Parties a right of entry and possession (pursuant to this Mortgage and as allowed by applicable law) with mortgage covenants, and upon the condition for the breach of which this Mortgage may be subject to foreclosure as provided by law, all of the Mortgaged Property to the extent the same are not granted to Mortgagee for the benefit of the Secured Parties.

ARTICLE III
WARRANTIES, REPRESENTATIONS AND COVENANTS
Mortgagor warrants, represents and covenants to Mortgagee as follows:
SECTION 3.01.    Title. Mortgagor has, and Mortgagor covenants to maintain, good and defensible title to the Mortgaged Property, free and clear of all liens, claims, interests and encumbrances except for Permitted Encumbrances. This Mortgage creates valid, enforceable liens and security interests against the Mortgaged Property. Mortgagor will warrant and defend title to the Mortgaged Property, subject to Permitted Encumbrances, against the claims and demands of all persons claiming or to claim the same or any part thereof.
SECTION 3.02.    Lien Status. Mortgagor shall preserve and protect the lien priority and security interest status of this Mortgage. If any lien or security interest other than a Permitted Encumbrance is asserted against the Mortgaged Property, Mortgagor shall promptly after obtaining knowledge of such lien or security interest, and at its expense, (a) give Mortgagee written notice of such lien or security interest, and (b) either (i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same as permitted by and in compliance with applicable law and any requirement of providing cash reserves relating to such lien to the extent required by GAAP.
SECTION 3.03.    Payment and Performance. Mortgagor will make due and punctual payment of the Secured Obligations as required by the terms and provisions of the Credit Agreement and the other Loan Documents to which it is a Party. Mortgagor will timely and properly perform and comply with all of the covenants, agreements and conditions imposed upon it by this Mortgage.
SECTION 3.04.    Replacement of Fixtures and Personalty. Except as otherwise permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is no longer needed in connection with the operation of the Premises or is obsolete and is replaced by an article of equal or better suitability and value, owned or leased by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.
SECTION 3.05.    Intentionally Omitted.
SECTION 3.06.    Covenants Running with the Land. All Secured Obligations are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, until the release of this Mortgage, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Loan Document to which it is a party are incorporated herein by reference.

SECTION 3.07.    Condemnation Awards and Insurance Proceeds. Mortgagor shall notify Mortgagee promptly of any threatened or pending proceeding of which Mortgagor becomes aware for condemnation, eminent domain or expropriation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Mortgagor shall, at Mortgagor’s expense, diligently prosecute any such proceedings. During the continuance of an Event of Default, Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented therein by counsel of its own choice. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase or private sale in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. During the continuance of an Event of Default, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.
SECTION 3.08.    Intentionally Omitted.
SECTION 3.09.    Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, Dispose of, or abandon, the Mortgaged Property.
ARTICLE IV
DEFAULT AND FORECLOSURE
SECTION 4.01.    Remedies. If an Event of Default has occurred and is continuing, subject to the limitations set forth in the Loan Documents, Mortgagee may, at Mortgagee’s election, to the extent allowed by applicable law, exercise any or all of the following rights, remedies and recourses:
(a)    Acceleration. Declare, by notice of Mortgagor, the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.
(b)    Entry on Property. With prior written notice, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.
(c)    Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems reasonably necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof.
(d)    Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that fifteen (15) Business Days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Secured Parties may be a purchaser at such sale, and, if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Obligations in lieu of paying cash. In connection with any such foreclosure sale: (i) Mortgagee shall have no obligation to clean up, repair or otherwise prepare the Mortgaged Property for sale; (ii) Mortgagor waives any right it may have to require Mortgagee to pursue any third party for any of the Secured Obligations; (iii) Mortgagee shall comply with any applicable state or federal law requirements in connection with a disposition of the Mortgaged Property; (iv) Mortgagee may specifically disclaim any warranties of title or the like; and (v) Mortgagee may apply any non-cash proceeds of a disposition of the Mortgaged Property in any commercially reasonable manner selected by Mortgagee. Compliance by Mortgagee with the standards set forth in the foregoing sentence shall not be deemed to adversely affect the commercial reasonableness of any sale of the Mortgaged Property or portion thereof.
(e)    Receiver. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; Mortgagee or any Secured Party may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual and customary powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof.
(f)    Other. Mortgagee may exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents before, during or after any proceeding to enforce this Mortgage).
SECTION 4.02.    Separate Sales. If an Event of Default has occurred and is continuing, subject to the limitations set forth in the Loan Documents, Mortgagee may, at Mortgagee’s election, to the extent allowed by applicable law, sell the Mortgaged Property in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
SECTION 4.03.    Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Secured Parties, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. Subject to the terms of the Loan Documents, including, without limitation, Section 4.9 hereof, no action by Mortgagee or any Secured Party in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.
SECTION 4.04.    Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien and the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a lien and security interest holder in and to the Mortgaged Property. For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.
SECTION 4.05.    Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as otherwise provided in the Loan Documents, all notices of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Borrower waives the statutory right of redemption and equity of redemption.
SECTION 4.06.    Discontinuance of Proceedings. If Mortgagee or the Secured Parties shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Secured Parties shall have the unqualified right to do so, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Secured Parties thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.
SECTION 4.07.    Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the Credit Agreement.
SECTION 4.08.    Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of the Mortgaged Property or any applicable part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, in accordance with applicable law.
SECTION 4.09.    Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee and each of the Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Secured Party under this Section, or otherwise under this Mortgage or any of the other Loan Documents, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within fifteen (15) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Secured Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgage or the Secured Parties in respect thereof, by litigation or otherwise.
SECTION 4.10.    No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents, Leases and Production under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Secured Parties under the Loan Documents, at law or in equity, shall cause Mortgagee or any Secured Parties to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
SECTION 4.11.    Effective as Mortgage. As to the Mortgaged Property, this Mortgage shall be effective as a mortgage as well as a deed of trust and during the continuance of an Event of Default may be foreclosed as to the Mortgaged Property, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by Mortgagee. To the extent, if any, required to cause this Mortgage to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Mortgaged Property to Mortgagee. In the event a foreclosure hereunder as to the Mortgaged Property, or any part thereof, shall be commenced, Mortgagee may at any time before the sale of such properties abandon the sale, and may then institute suit for the foreclosure of this Mortgage as to such properties. It is agreed that if Mortgagee should institute a suit for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of a final judgment in said suit dismiss the same, and sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this Mortgage.
SECTION 4.12.    No Fiduciary Duty. Mortgagee and Secured Parties owe no fiduciary or other special duty to Mortgagor.
SECTION 4.13.    Release of Mortgage. This lien of this Mortgage shall automatically be released upon the earliest to occur of (a) the payment in full of the principal and interest on the Loans, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than other Obligations expressly stated to survive such payment and termination) and the termination of the Commitments, (b) the release of Mortgagor as a Subsidiary Guarantor, (c) the Disposition of Collateral to any Person other than a Loan Party pursuant to a transaction not restricted by the Credit Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited thereby), (d) the date a release is approved by the Required Lenders (or all Lenders, as applicable) as described in Section 9.14 of the Credit Agreement, or (e) as expressly provided in any Collateral Document. If requested by Mortgagor, at Mortgagor’s expense, Mortgagee shall execute and deliver for recordation in the appropriate real property records any instrument reasonably requested by Mortgagor releasing or evidencing the release of the Mortgagee’s interest therein.
ARTICLE V
ASSIGNMENT OF RENTS, LEASES AND PRODUCTION
SECTION 5.01.    Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents and Production and proceeds thereof. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, and with respect to the Production and proceeds thereof, including the right to receive and collect all Rents and all proceeds of Production and to hold the Rents and proceeds of Production in trust for use in the payment and performance of the Secured Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor). Upon the cure or discontinuance of an Event of Default, the foregoing license shall be automatically reinstated.
SECTION 5.02.    Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases, and the Production and the proceeds thereof, subject to the Permitted Encumbrances and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents, Production and proceeds thereof shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, Production or proceeds thereof, obtaining the appointment of a receiver or taking any other affirmative action.
SECTION 5.03.    Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents, Production and proceeds thereof hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(6) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, or proceeds of Production, and (c) such security interest shall extend to all Rents, Production or proceeds thereof acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE XI
SECURITY AGREEMENT
SECTION 6.01.    Grant. Mortgagor does hereby GRANT, BARGAIN, SELL, MORTGAGE, CONVEY, TRANSFER, ASSIGN AND SET OVER a security interest unto Mortgagee for the benefit of the Secured Parties with respect to all of the Mortgaged Property which can be perfected by the filing of a UCC-1 financing statement (“UCC Collateral”).
SECTION 6.02.    Security Interest. This Mortgage constitutes a “security agreement” within the meaning of the UCC and other applicable law and with respect to the Personalty, the Facility (where applicable), Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Production and other as-extracted collateral. To this end, Mortgagor grants to Mortgagee a security interest in the Personalty, the Facility (where applicable), Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Production, other as-extracted collateral and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations subject to the Permitted Encumbrances, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, the Facility (where applicable), Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Production and other as-extracted collateral sent to Mortgagor at least fifteen (15) Business Days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.
SECTION 6.03.    Financing Statements. Mortgagor hereby authorizes Mortgagee to file, in form and substance satisfactory to Mortgagee, such financing statements as Mortgagee may, from time to time, reasonably consider necessary to perfect and preserve Mortgagee’s security interest hereunder, and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so perfect and preserve such security interest.
SECTION 6.04.    Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.
ARTICLE VII
ATTORNEY IN FACT
Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney in fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee reasonably deems necessary to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all Mortgages of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, the Facility (where applicable), Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statement, continuation statements, applications for registration and like papers necessary to perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Obligations and shall bear interest at the post-default rate as provided in Section 2.13(c) of the Credit Agreement provided that from the date incurred said advance is not repaid within fifteen (15) days demand therefor; (iii) Mortgagee as such attorney in fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.
ARTICLE VIII
MORTGAGEE AS AGENT
Mortgagee has been appointed to act as Mortgagee hereunder by the Lenders and, by their acceptance of the benefits hereof, the Secured Parties. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of all or part of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) the Required Lenders or (b) after payment in full of all obligations under the Credit Agreement and the other Loan Documents, or as otherwise required by the Credit Agreement; and further provided that in no event shall a third party or parties dealing with the Mortgaged Property or any part thereof be required to inquire as to the authority of Mortgagee to execute a release of such property, any such release to be deemed conclusive as between any such third party or parties and all parties whose rights or interests are secured hereby. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of the Lenders and the Secured Parties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Agreement; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Agreement; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Agreement, and the retiring or removed Mortgagee under this Agreement shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.
ARTICLE IX
LOCAL LAW PROVISIONS
SECTION 9.01.    Inconsistencies. In the event of any conflict or inconsistencies between this Section 9 and any other terms and provisions of this Mortgage, the terms and provisions of this Section 9 shall control and be binding.
SECTION 9.02.    Local Law Provisions.
Mortgagor and Mortgagee intend that this Mortgage be an Open-End Mortgage as described in 42 Pa.C.S.A. § 8143 and as such be entitled to all benefits under 42 Pa.C.S.A. § 8141, as amended. If Mortgagor sends a written notice to Mortgagee which purports to limit the indebtedness secured by this Mortgage and to release the obligation of Mortgagee to make any additional advance to or for the benefit of Mortgagor, such a notice shall be ineffective as to any future advances made: (A) to pay taxes, assessment, maintenance charges and insurance premiums; (B) for costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage; (C) on account of expenses incurred by Mortgagee by reason of a default of Mortgagor hereunder or under the Pledged Securities (as defined in the Credit Agreement); and (D) on account of any other costs incurred by Mortgagee to protect and preserve the Mortgaged Property or the lien of this Mortgage. It is the intention of the parties hereto that any such advance made by Mortgagee after any such notice by Mortgagor shall be secured by the lien of this Mortgage on the Mortgaged Property.
This Mortgage secures the obligation of Mortgagor to repay any advances made after the date hereof for payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage and costs incurred by Mortgagee by reason of the occurrence of an Event of Default.
Mortgagor agrees that any notice given by Mortgagor to Mortgagee purportedly pursuant to 42 Pa.C.S.A. § 8143 shall be given as set forth in Section 10.1.
IF ANY PAYMENT DUE HEREUNDER OR UNDER ANY LOAN DOCUMENT IS NOT PAID WHEN DUE, EITHER AT STATED MATURITY OR UPON ACCELERATION, OR PURSUANT TO ANY OF THE TERMS THEREOF, MORTGAGOR SHALL PAY INTEREST THEREON IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT. AFTER THE ENTRY OF A JUDGMENT ON ANY OF THE SECURED OBLIGATIONS OR A JUDGMENT IN MORTGAGE FORECLOSURE HEREUNDER, INTEREST SHALL CONTINUE TO ACCRUE AT THE RATES SET FORTH IN THE CREDIT AGREEMENT. SOLELY FOR THE PURPOSE OF DETERMINING INTEREST PAYABLE ON THE LOAN AFTER A JUDGMENT IN MORTGAGE FORECLOSURE IS ENTERED, THIS MORTGAGE SHALL NOT MERGE INTO SUCH JUDGMENT.
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, MORTGAGOR HEREBY

AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN AN ACTION IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY, IN FAVOR OF MORTGAGEE, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENTS OF DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY CONFESS JUDGMENT IN AN ACTION IN EJECTMENT BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE, OR AFTER ENTRY OF JUDGMENT THEREIN, OR AFTER A SHERIFF'S SALE OR JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE MORTGAGED PROPERTY IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THE MORTGAGE, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE.
Upon release of the lien of this Mortgage as described in Section 4.13, Mortgagee shall execute and deliver a satisfaction of this Mortgage and take all such further actions that Mortgagor shall reasonably request to evidence such termination or release. The recitals in such satisfaction of any matters or facts shall be conclusive proof of the truthfulness thereof.
To the extent of any conflict between the provisions of this Section 9.2 and the other provisions of this Mortgage, the provisions of this Section 9.2 shall control.
ARTICLE X
MISCELLANEOUS
SECTION 10.01.    Notice. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 9.01 of the Credit Agreement. No failure or delay on the part of Mortgagee or any Secured Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage or the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
SECTION 10.02.    Governing Law. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH THE MORTGAGED PROPERTY IS LOCATED; ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
SECTION 10.03.    Conflicts. In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.
SECTION 10.04.    Counterparts. This Mortgage may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one Mortgage.
SECTION 10.05.    Time of Essence. Time is of the essence of this Mortgage.
SECTION 10.06.    WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS MORTGAGE. ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
SECTION 10.07.    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement regarding the priority of the liens and the security interests granted to the Administrative Agent and the other Secured Parties or the exercise of any rights or remedies by the Administrative agent, the provisions of the Intercreditor Agreement shall control; provided that the terms of the Intercreditor Agreement shall not be binding on the Mortgagor who is not a party to such agreement. This mortgage is intended to be a pari passu mortgage with the mortgage granted to CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as provided in the aforesaid Intercreditor Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

UGI DEVELOPMENT COMPANY, a Pennsylvania corporation
By:	_______________________________
Name: Title:

ACKNOWLEDGMENT
STATE OF                 )
                    ) ss:
COUNTY OF                 )
On this the ___ day of _______________, 2020, before me, the undersigned officer, a Notary Public in and for the State and County aforesaid, personally appeared ___________________________, who acknowledged himself to be the ________________________ and authorized signatory of UGI DEVELOPMENT COMPANY, a Delaware corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
_________________________________
Notary Public

[Notarial Seal]
My Commission Expires:

HUNLOCK ENERGY, LLC, a Delaware limited liability company
By:	_______________________________
Name: Title:

ACKNOWLEDGMENT
STATE OF                 )
                    ) ss:
COUNTY OF                 )
On this the ___ day of _______________, 2020, before me, the undersigned officer, a Notary Public in and for the State and County aforesaid, personally appeared ___________________________, who acknowledged himself to be the ________________________ and authorized signatory of HUNLOCK ENERGY, LLC, a Delaware limited liability company, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
_________________________________
Notary Public

[Notarial Seal]
My Commission Expires:

The undersigned hereby certifies that the correct address of the within named Mortgagee is as follows:

    JPMorgan Chase Bank, N.A.
10 South Dearborn,
Chicago, Illinois 60603

On behalf of the Mortgagee:
By:______________________________
Name:
Title:

Exhibit A

Legal Description

PARCEL A:
ALL THAT CERTAIN lot or tract of land situate in the Township of Hunlock, County of Luzerne and Commonwealth of Pennsylvania, being known as Lot No. 1, as shown on a certain plan entitled “Final Minor Subdivision Plan - Revision, UGI Development Co. - Hunlock, for UGI Development Company, Hunlock TWP., Luzerne County, PA.”, as recorded in the Office of the Recorder of Deeds of Luzerne County, Pennsylvania in Map Book 139 Page 48.
CONTAINING 75.2587 acres more or less.
PARCEL B LAND:
ALL THAT CERTAIN lot or tract of land situate in the Township of Hunlock, County of Luzerne and Commonwealth of Pennsylvania, being more particularly bounded and described as follows:
BEGINNING at a corner located on the Northerly bank of Susquehanna River, then from said beginning corner and along line of land conveyed to Benjamin F. Croop by deed dated April 18, 1902, North 25 degrees, 43 minutes West, one thousand eighteen and seventy-seven hundredths (1,018.77) feet to a corner located in a line parallel to the Northerly right-of-way line of the State Highway (S.R. 0011) leading from West Nanticoke to Shickshinny offset thirty-three (33) feet in a Southerly direction; then, along the offset line in said highway right-of-way the next four courses, (1) South 66 degrees, 42 minutes, 19 seconds West, one hundred ninety-nine and fifty-nine hundredths (199.59) feet, (2) South 65 degrees, 50 minutes, 10 seconds West, ninety-five and seventy-six hundredths (95.76) feet, (3) one thousand three hundred thirty and two hundredths (1330.02) feet along a curve to the left having a radius of 5,729.65 feet and a chord course of South 59 degrees, 11 minutes, 10 seconds West, one thousand three hundred twenty-seven and four hundredths (1327.04) feet, (4) South 52 degrees, 32 minutes, 10 seconds West, nine hundred ninety-three and twenty-one hundredths (993.21) feet to a corner; then along the land of the former Central Poor District, now Pennsylvania Game Commission, State Game Lands No. 224, South 19 degrees, 56 minutes, 39 seconds East, one hundred twenty-five and fifty-five hundredths (125.55) feet to a corner located on the Southerly side of the right-of-way conveyed by agreement dated October 18, 1853, to the predecessors in title of The Delaware, Lackawanna and Western Railroad Company; then along the Southerly side of said right-of-way, South 52 degrees, 42 minutes, 33 seconds West, sixty-five and ninety-four hundredths (65.94) feet; South 37 degrees, 17 minutes, 25 seconds East, ten (10.00) feet; South 53 degrees, 34 minutes, 57 seconds West, six hundred fifty-three and eighty hundredths (653.80) feet to a corner, then along Parcel #1 of this deed South 38 degrees, 32 minutes, 45 seconds East, fifty-eight and fifty hundredths (58.50) feet to a corner located on the Northerly bank of the Susquehanna River; then, along the Northerly bank of the Susquehanna River, the following four courses and distances, (1) North 73 degrees, 50 minutes, 45 seconds East, six hundred ninety-five and twenty hundredths (695.20) feet, (2) North 88 degrees, 44 minutes, 15 seconds East, eight hundred, ninety-five and sixty-four hundredths (895.64) feet, (3) North 62 degrees, 49 minutes, 20 seconds East, one thousand three hundred forty-two and sixty-seven hundredths (1,342.67) feet; then (4) North 55 degrees, 37 minutes, 10 seconds East, four hundred fifty- six and thirteen hundredths (456.13) feet, to a corner located on the North bank of the Susquehanna River and in the line along the land of the aforesaid Benjamin F. Croop, the place of BEGINNING. All courses are Magnetic Bearings of the year 1924.

CONTAINING 59.9052 acres of land, more or less.
BEING known as Lot No. 2, as shown on a certain plan entitled “Final Minor Subdivision Plan - Revision, UGI Development Co. - Hunlock, for UGI Development Company, Hunlock TWP., Luzerne County, PA.”, as recorded in the Office of the Recorder of Deeds of Luzerne County, Pennsylvania in Map Book 139 Page 48.
EXCEPTING AND RESERVING, however, from Parcel B those rights-of-way and parcels previously conveyed, including the right-of-way of the Delaware, Lackawanna and Western Railroad Company, the right-of-way of the State Highway from West Nanticoke to Shickshinny and a strip of land 20 feet wide conveyed by R.R. VanHorn and Emily, his wife, to the Delaware, Lackawanna and Western Railroad Company.
PARCEL B UNIT 3 IMPROVEMENTS:
ALL IMPROVEMENTS, buildings, structures, and other improvements and all fixtures, systems and facilities described as Unit 3, which improvements include, without limitation, a 48 MW coal-fired steam electric generation facility, in that certain Easement Agreement dated as of March 1, 2006, recorded in the Office of Recorder of Deeds of Luzerne County in Record Book 3006, page 64094, and re-recorded in Record Book 3006, page 101794 located on the real property lying and being situate in the Township of Hunlock, Luzerne County, Pennsylvania, bounded and described as set forth herein.
PARCEL B UNIT 4 IMPROVEMENTS:
ALL IMPROVEMENTS, buildings, structures, and other improvements and all fixtures, systems and facilities described as Unit 4, which improvements include, without limitation, a 44 MW combustion turbine electric generation facility, in that certain Easement Agreement dated as of March 1, 2006, recorded in the Office of Recorder of Deeds of Luzerne County in Record Book 3006, page 64094, and re- recorded in Record Book 3006, page 101794 located on the real property lying and being situate in the Township of Hunlock, Luzerne County, Pennsylvania, bounded and described as set forth herein.
BEING PIN NOS. 29-J6-00A-005-000 (Parcel A), and 29-J6-00A-05B-000 (Parcel B)
AS TO PARCEL A:
BEING PART OF the same premises which UGI Utilities, Inc., a Pennsylvania corporation, by Deed dated 10/01/1999 and recorded 11/05/1999 in Luzerne County at Deed Book 2700 Page 206, granted and conveyed unto UGI Development Company, a Pennsylvania corporation, in fee.
AS TO PARCEL B LAND:
BEING PART OF the same premises which Hunlock Creek Energy Ventures, a Pennsylvania general partnership, by Deed dated 03/01/2006 and recorded 03/10/2006 in Luzerne County at Record Book 3006 Page 64085, granted and conveyed unto UGI Development Company, a Pennsylvania corporation, in fee.
ALSO BEING PART OF the same premises which Allegheny Energy Supply Company, LLC, a Delaware limited liability company, successor by merger to Allegheny Energy Hunlock Creek, LLC, a Delaware limited liability company and successor to Hunlock Creek Energy Ventures, a Pennsylvania general partnership, by Confirmatory Deed dated 10/05/2017 and recorded 12/15/2017 in Luzerne County at Record

Book 3017 Page 251317, granted and conveyed unto UGI Development Company, a Pennsylvania corporation, in fee.
AS TO PARCEL B UNIT 3 IMPROVEMENTS:
BEING PART OF the same premises which Allegheny Energy Supply Company, LLC, a Delaware limited liability company, successor by merger to Allegheny Energy Hunlock Creek, LLC, a Delaware limited liability company and successor to Hunlock Creek Energy Ventures, a Pennsylvania general partnership, by Confirmatory Deed dated 10/05/2017 and recorded 12/15/2017 in Luzerne County at Record Book 3017 Page 251317, granted and conveyed unto UGI Development Company, a Pennsylvania corporation, in fee.
AS TO PARCEL B UNIT 4 IMPROVEMENTS:
BEING PART OF the same premises which UGI Development Company, a Pennsylvania corporation, by Confirmatory Deed dated 10/05/2017 and recorded 12/15/2017 in Luzerne County at Record Book 3017 Page 251317, granted and conveyed unto Allegheny Energy Supply Company, LLC, a Delaware limited liability company, successor by merger to Allegheny Energy Hunlock Creek, LLC, a Delaware limited liability company and successor to Hunlock Creek Energy Ventures, a Pennsylvania general partnership, in fee.
ALSO BEING the same premises which Allegheny Energy Supply Company, LLC, a Delaware limited liability company, by Deed dated 12/11/2017, effective 12/13/2017 and recorded 12/15/2017 in Luzerne County at Record Book 3017 Page 251331, granted and conveyed unto Hunlock Energy, LLC, a Delaware limited liability company, in fee.
Property Address: 390 State Route 11, Hunlock Creek, PA